Exhibit 10.16

PRELIMINARY LEASE AGREEMENT

This Preliminary Lease Agreement (hereinafter – “Agreement” / “this Agreement”) is entered into on July 6, 2019 in Moscow, Russian Federation, by and between:

(1)

ORC Zelenodolsk 2 Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: August 22, 2019, OGRN 1191690068459, INN 1648050437, KPP 164801001, located at 3 Promzona Tekhnopolis Novaya Tura Street, unit 15–25, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its Director Yevgeny Alexandrovich Zakharov acting under the Articles of Association (hereinafter – “Lessor”); and

(2)

Ozon Volga Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: June 28, 2019, OGRN 1191690053829, INN 1648050123, KPP 164801001, located at 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its General Director Andrey Igorevich Pavlovich (hereinafter – “Lessee”);

(together referred to as the “Parties” and individually as a “Party”),

WHEREAS:

(A).	The Lessor intends to implement the project for construction of Phase 1 and Phase 2 and their further leasing to the Lessee in accordance with the conditions of this Agreement and the Phase 2 Option;

(B).	The Phase 2 Option shall be executed at the same time as the Agreement;

The Parties agreed to enter into this Agreement as follows:

1.	GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Agreement, including the Preamble, shall have the following meanings:

“Access Certificate” means the certificate specified in Clause 4.2 confirming the fact of granting access to the Premises to the Lessee for the performing the Lessee’s Works to be signed by the Parties in the form of Appendix 2.1 to the Agreement;

“Certificate of Transfer for Use” means a document confirming the actual use of the Premises by the Lessee in accordance with their Intended Purpose from the ending date of the Access Date (at least four (4) months upon the date of signing the Access Certificate, but not earlier than receiving a commissioning permit by the Lessor) and until the date of signing the Acceptance Certificate for the Premises under the Long-term Lease Agreement by the Parties, to be signed by the Parties in the form of Appendix 2.2 to the Agreement;

“Acceptance Certificate” means a document confirming transfer of the Premises for actual possession and use by the Lessee and drawn up in the form of the Appendix to Long-term Lease Agreement 1 and Long-term Agreement 2, accordingly;

“Starting Date of the Lease Period” means the date of signing the Acceptance Certificate for the Premises by the Parties;

“Agreement” means this Agreement, including all the appendices and supplementary agreements hereto (if they are present or made by the Parties in the future);

“Long-term Lease Agreement” means Long-term Lease Agreement 1 and Long-term Lease Agreement 2;

“Long-term Lease Agreement 1” means a long-term agreement for lease of Premises 1 whose agreed revision is contained in Appendix 3 to the Agreement;

“Long-term Lease Agreement 2” means a long-term agreement for lease of Premises 2 to be agreed and made by the Parties with regard to Phase 2;

“EGRN” shall mean the Unified State Register of Immovable Property of the Russian Federation;

“Developer” / “Contractor” means a legal entity having all the required permits and authorizations and constructing the Building in accordance with the applicable law and the Agreement;

“Building” means the Phase 1 Building and the Phase 2 Building together or separately;

“Phase 1 Building” means the warehouse building/premises (main building) with the approximate total area of 38,012 sq. m to be constructed on the Land Plot according to the Terms of Reference (Appendix No. 1.3);

“Phase 2 Building” means the warehouse building/premises (main building) with the approximate total area of 36,680 sq. m to be constructed on the Land Plot according to the Terms of Reference (Appendix No. 1.3);

Land Plot 1, approximate area of 78,000 sq. m, land category: industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: warehouses, located at Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, to be formed by land plots with cadastral numbers: 16:00:000000:1496; 16:50:290601:60; 16:50:290601:61. The lease (sublease) or ownership right to the Land Plot will be registered in the Unified State Register of Immovable Property in the name of the Lessor, as provided for herein.

Land Plot 2, approximate area of 29,266 sq. m, land category: industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: warehouses, located at: Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, cadastral number: 16:00:000000: 1495. The lease (sublease) to the Land Plot will be registered in the Unified State Register of Immovable Property in the name of the Lessor, as provided for herein.

“Land Plot” – Land Plot 1 and Land Plot 2 hereinbefore, hereinafter referred to as the “Land Plot”;

For the purpose of this document the term “Land Plot” also includes any other land plots which may be formed out of it.

“Management Company” means Managing Company Industrial Park Zelenodolsk LLC (INN 1648045010) holding the land fund of the Complex on the long-term lease basis and implementing a set of measures for management and arrangement of interactions with its residents

“Cadastral Engineer” means an individual being a member of a self-regulating organization of cadastral engineers who carries out technical measurements of the Building and prepares a technical plan of the Building for the purpose of the state cadastral registration of the Building

“Complex” means Zelenodolsk Industrial Park – land fund with infrastructure for location of industrial facilities located in the south-western sector of the road junction at the crossing of the M-7 Volga and R-175 Kazan – Yoshkar-Ola federal routes (coordinates 55.852325, 48.848703).

“Checkpoint” means the checkpoint building to be constructed on the Land Plot;

“Minor Defects” means incomplete Lessor’s Works or those performed with poor quality which do not prevent from use and/or operation of the Premises in accordance with their Intended Purpose, as determined in Clause 2.6 of Appendix 3.

“Security Payment” means security payment in the meaning set by Article 381.1 of the Civil Code of the Russian Federation to be made by the Lessee to the Lessor within the timelines and on the conditions specified in Clause 7 of this Agreement;

“Lessor’s Works” means the totality of general construction and installation and other works to be performed by the Lessor on the Complex (Phase 1 and Phase 2) and preparation of the Premises for the Lessee’s Works and further operation of the Premises by the Lessor and the Lessee in accordance with the Certificate of Delineation of Operational Responsibility, pursuant to the conditions of the Long-term Lease Agreement. The period during which the Works shall be performed, the list of the Works, and the procedure for their performance are specified in the Agreement and Appendix 1.4 to the Agreement (Schedule and Interaction of the Parties).

“Lessee’s Works” means any works to be performed by the Lessee in the Premises, removable and permanent improvements provided by the Lessee (or on behalf of the Lessee) in the Premises in order to prepare them for the Lessee’s activities whose presence in the Premises are conditional upon the Lessee’s activities in the Premises in accordance with the Agreement.

“Force Majeure Events” means extraordinary, unforeseen and unavoidable circumstances under the given conditions, as defined in paragraph 3 of Article 401 of the Civil Code of the Russian Federation, by which the Parties shall, inter alia, mean extraordinary events or circumstances which the Party could neither foresee nor prevent by reasonable means, including, inter alia, natural calamities, wars, revolutions, rebellions, civil unrests, exercise by the State of the preemptive rights of acquisition in case of the nationwide emergency, nuclear explosion, radioactive or chemical contamination, as well as other circumstances being beyond reasonable control of the Parties and making it impossible to perform their obligations hereunder, provided that violation of obligations by the counterparties of the relevant Party, lack of funds (including cancellation and/or suspension of credit financing) and such financial circumstances, as currency exchange rate fluctuations or market value declines, shall not be deemed Force Majeure Events.

“Phase 2 Option” means provision of an irrevocable offer by the Lessor as an option offerer to the Lessee as an option holder to make a preliminary lease agreement with respect to Premises 2 on the conditions provided for by the Agreement, except Clause 8.1, and the irrevocable offer being an integral part of the Agreement;

“Phase 1” means the Phase 1 Building and all the other movable and immovable property whose list is determined in Appendix 1.1, 1.2, and 1.3 to the Agreement to be constructed by the Lessor (Developer) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Phase 2” means the Phase 2 Building and all the other movable and immovable property to be constructed by the Lessor (Developer) (after acceptance of the Phase 2 Option) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Use Fee” means the fee paid for use of the Premises from the date of signing the Certificate of Transfer for Use by the Parties, as specified in Clause 13.19 of the Agreement.

“Premises” means Premises 1 and Premises 2;

“Premises 1” means all the premises to be constructed as a part of Phase 1;

“Premises 2” means all the premises to be constructed as a part of Phase 2;

“Project” means construction by the Lessor (Developer) of Phase 1 and Phase 2 on the Land Plot and further long-term lease of the Phase 1 and Phase 2 facilities to the Lessee on the conditions determined in the Agreement and the Long-term Lease Agreement;

“Major Defects” means incomplete Lessor’s Works or those performed with poor quality which prevent from use and/or operation of the Premises in accordance with their Intended Purpose, as determined in Clause 2.6 of Appendix 3 to the Agreement.

“Lease Period” means the lease period under Long-term Lease Agreement 1 specified in the Agreement;

“Terms of Reference” (“ToR”) means the document containing the list of requirements to the Buildings, Premises, the Land Plot, the Utilities, the project documentation, and the procedure for performance of construction and installation works of Phase 1 and Phase 2 specified in Appendix 1.3 to the Agreement.

If this Clause 1 of the Agreement does not contain definition of any capitalized term, this term will have the meaning assigned to it in the Long-term Lease Agreement.

2.	SUBJECT MATTER OF THE AGREEMENT

Phase 1:

2.1.

Taking into consideration that the Parties undertake to enter into Long-term Lease Agreement 1 on the conditions of this Agreement and in the form and on the conditions set forth in Appendix 3 to the Agreement, this Agreement determines the conditions of Phase 1 construction, Premises 1 preparation for the Lessee’s Works and the conditions of Phase 1 operation by the Lessee before making Long-term Lease Agreement 1. The Agreement also determines the procedure for interaction of the Parties before entering into Long-term Lease Agreement 1. The Phase 1 facilities will be owned by the Lessor.

2.2.

Within ten (10) business days upon the date of the state registration of the Lessor’s ownership right to the Phase 1 facilities in the Unified State Register of Immovable Property, the Parties shall enter into Long-term Lease Agreement 1 in accordance with the procedure and on the conditions provided for by this Agreement.

2.3.

The subject matter of Long-term Lease Agreement 1 shall be lease of the following Phase 1 facilities with the total approximate area of 38,012 sq. m (hereinafter together – “Premises 1”) fully compliant with the ToR by the Lessor to the Lessee:

2.3.1.	Warehouse premises with the approximate area of 19,560 sq. m (hereinafter – “Warehouse Premises 1”);

2.3.2.	Administrative and amenity and other auxiliary premises with the approximate area of 4,981 sq. m (hereinafter – “Office Premises 1”);

2.3.3.	Mezzanine premises with the approximate area of 10,740 sq. m (hereinafter – “Mezzanine 1”);

2.3.4.	Premises for storage of dangerous goods with the approximate area of 1,720 sq. m (hereinafter – “Hazardous Goods Area”);

2.3.5.	Technical premises with the approximate area of 111 sq. m (hereinafter – “Technical Premises”);

2.3.6.	Checkpoint with the approximate area of 900 sq. m;

2.3.7.	Parking space with the total number of 496 parking slots of which 467 parking slots for passenger vehicles and 29 – for trucks (hereinafter – “parking slot”)

Phase 2:

2.4.	With respect to Phase 2 the Lessor has provided the Phase 2 Option.

Pursuant to Article 429.2 of the Civil Code of the Russian Federation, the Phase 2 Option is included in the conditions of the Agreement and is a part of the subject matter of the Agreement; Early Termination of the Agreement results in termination of the Phase 2 Option.

2.5.

To acquire the right to make the Preliminary Lease Agreement for Phase 2 (as defined below), the Lessee shall pay to the Lessor a fee (premium) in accordance with the procedure determined in Clause 2.17 of the Agreement.

The Phase 2 Option fee shall be equal to the area of Premises 1 multiplied by RUB forty-one and sixty-seven kopecks (41.67), excluding VAT. The Phase 2 Option fee shall be paid by the Lessee in the indicated amount, taking into consideration indexation in accordance with Clause 2.22 of the Agreement on the monthly basis, starting from the date of signing of the Certificate of Transfer for Use for Premises 1 and/or an Acceptance Certificate for Premises 1 until the date of signing an Access Certificate for Premises 2 (inclusive) or until February 1, 2022 if the Lessee has not provided acceptance of Phase 2 Option by February 1, 2022. The Phase 2 Option Payment shall be paid by the Lessee at the same time as the use fee for Premises 1 (according to Clause 13.19 of the Agreement) and/or the Lease Payment for Premises 1 (according to Long-term Lease Agreement 1).

The Phase 2 Option Payment shall not be counted towards the security payment, the use fee and/or the lease payment under the Preliminary Lease Agreement for Phase 2 (as defined below) and/or Long-term Lease Agreement 2 and shall not be reimbursable in case the Phase 2 Option is not accepted by the Lessee during the option validity period.

2.6.

The Phase 2 Option shall be valid for eighteen (18) months upon the date of signing the Acceptance Certificate for Premises 1, but anyway not earlier than July 1, 2020 and not later than February 1, 2022 (period for acceptance of the Phase 2 Option).

2.7.

In case the Lessee, as an option holder, intends to enter into a preliminary lease agreement for Premises 2 on the conditions specified in this Agreement, except Clause 8.1, the Lessee shall accept the Option by sending a notice of making a preliminary lease agreement to the Lessor in accordance with the procedure provided for by Clause 11 of the Agreement (hereinafter – “Phase 2 Option Acceptance”, accordingly).

Within ten (10) business days upon receiving Phase 2 Option Acceptance by the Lessor from the Lessee, the Lessor shall enter into a preliminary lease agreement in the form similar to this Agreement, taking into consideration the technical parameters of Phase 2 facilities (hereinafter – “Preliminary Lease Agreement for Phase 2”). The conditions of the Preliminary Lease Agreement for Phase 2 (including the conditions on the lease payment rates, including taking into consideration the indexation, if any, the timelines of and the procedure for indexation of the lease payment, the term of, the procedure for, and the scope of the security to be provided by the Lessee) will be similar to the current conditions of this Agreement, except Clause 8.1.

Upon completion of construction and registration of the Lessor’s title to the Phase 2 facilities, the Parties will make Long-term Lease Agreement 2 in the form provided for by the Parties in the Preliminary Lease Agreement for Phase 2 to provide for the lease period of seven (7) years and the lease payment rates taking into consideration the indexation, if any.

2.8.

The subject matter of the Long-term Lease Agreement 2 shall be lease of the following Phase 2 facilities with the total approximate area of 36,680 sq. m (hereinafter together – “Premises 2”) in compliance with the ToR by the Lessor to the Lessee:

2.8.1.	Warehouse premises with the approximate area of 20,000 sq. m (hereinafter – “Warehouse Premises 2”) with arrangement of:

2.8.2.	Administrative and amenity and other auxiliary premises with the approximate area of 5,080 sq. m (hereinafter – “Office Premises 2”);

2.8.3.	Mezzanine premises with the approximate area of 11 600 sq. m / [to be adjusted in accordance with the Phase 2 project documentation] (hereinafter – “Mezzanine 2”);

Miscellaneous:

2.9.

The area of the Premises is approximate. The final area of the Premises and the other technical characteristics shall be checked based on the cadastral registration data (the areas – according to the measurements by the Cadastral Engineer) and the technical data sheet and shall be fixed by the Parties in Long-term Lease Agreement 1. The Parties have agreed that the exact area (based on the measurement by the Cadastral Engineer) of the Warehouse Premises may and the Mezzanine may differ from the approximate area of the Warehouse Premises and the Mezzanine by no more than 2%; the exact area of the Office Premises, the Hazardous Goods Area, and the Checkpoint Premises may differ from the approximate area of the Office Premises, the Hazardous Goods Area, and the Checkpoint Premises agreed by the Parties by no more than 4%.

The location, the layout, the technical parameters, and the description of the Premises are provided in Appendices 1.1, 1.2, and 1.3 to the Agreement. The Parties confirm that the data specified in this Clause make it possible to specifically identify (individualize) the property to be leased to the Lessee under Long-term Lease Agreement 1.

2.10.	The Phase 2 building will be closely adjacent to the Phase 1 Building.

2.11.	Allocated capacity:

The Parties have agreed to provide for electrical capacity of at least 1.0 MW and an option of an increase in the connected electrical capacity in the course of construction of Phase 2 up to 1.5 MW for each phase. The total electrical capacity provided for Phase 1 and 2 shall be 2.5 MW.

The Lessor shall provide the Lessee with the required capacity in accordance with the design solutions agreed by the Parties and shall ensure capacity backup by installation of diesel generator units in the scope provided for by the Terms of Reference.

The value of the connected capacity and ensuring capacity backup shall be additionally paid by the Lessee.

2.12.

The Parties have agreed that on or prior to October 15, 2019 they will enter into a Supplementary Agreement to this Agreement to agree upon construction of an additional road (junction) with the total cost of maximum RUB eight million four hundred thousand (8,400,000), excluding VAT, and the basic lease payment shall be increased by RUB forty-four (44), excluding VAT, per year per sq. of the leased area.

2.13.	The General Layout of the Complex with regard to the assumed location of Phase 1 and Phase 2 is provided in Appendix 1.1 to the Agreement.

2.14.	The Premises Lease Period under Long-term Lease Agreement 1 is seven (7) years from the Starting Date of the Lease Period.

The Premises Lease Period under Long-term Lease Agreement 2 is seven (7) years from the Starting Date of the Lease Period under Long-term Lease Agreement 2.

In case the Parties make Long-term Lease Agreement 2, the Lease Period under Long-term Lease Agreement 1 shall be extended until the ending date of Long-term Lease Agreement 2 by signing a supplementary agreement to Long-term Lease Agreement 1.

The supplementary agreement for extension of the lease period under Long-term Agreement 1 shall be signed by the Parties within fifteen (15) business days upon signing Long-term Lease Agreement 2.

Lease Payment:

2.15.	The Lease Payment under Long-term Lease Agreement 1 shall consist of:

2.15.1.	Basic Lease Payment calculated based on (excluding VAT):

•

RUB three thousand nine hundred forty (3,940) per one (1) sq. m of Warehouse Premises 1, including the additional lease rate of RUB five hundred (500) per 1 sq. m for non-standard improvements of the areas (reinforced floors, ventilation interconnections at 5 elevation mark levels);

•	RUB five thousand eight hundred forty (5,840) per year per one (1) sq. m of Office Premises 1;

•	RUB three thousand nine hundred forty (3,940) per one (1) sq. m of Mezzanine 1;

•	RUB three thousand nine hundred forty (3,940) per one (1) sq. m of the Hazardous Goods Area;

•	RUB one thousand eight hundred forty (1,840) per year per one (1) sq. m of Technical Premises 1.

•	RUB five thousand eight hundred forty (5,840) per year per one (1) sq. m of the Checkpoint Buildings.

2.15.2.	Operating expenses calculated based on RUB six hundred sixty (660) per year per one (1) sq. m of Premises 1, excluding VAT. The list of the operating expenses is specified in Clause 4.3 of Appendix 3.

2.15.3.	Variable Part of the Lease Payment (utility charges) – compensation of the Lessor’s costs for the actual consumption by the Lessee of:

•	electricity;

•	thermal power (heating);

•	cold and hot water supply;

•	waste water collection (water discharge).

The amount of the utility charges shall be determined as the production cost per unit of a utility service (Gcal of heating, 1 sq. m of water supply and water discharge) for the Lessor multiplied by the actual consumption of the utility service as of the date of signing the respective Universal Acceptance Certificate (UAC) and in the part of electricity – as the power supply organization’s tariffs multiplied by the actual electricity consumption in the reporting period. The production cost per unit of a utility service is determined by calculation based on the Lessor’s actual costs for production of a unit of the utility service. The scope of the actually consumed utility services shall be determined based on the readings of the respective metering devices.

In case of no utility metering units installed, the scope (amount) consumed utility services shall be determined by calculation in proportion to the Lessee’s share in the Building.

The Parties have come to an agreement that the Lessee shall compensate the Lessor the cost of the utility services starting from the time of signing the first Access Certificate and until signing the Acceptance Certificate or the Certificate of Transfer for Use based on forty percent (40%) of the utility services actually consumed by the Lessor.

For the avoidance of doubt, the Lessor shall compensate the Lessee the costs per unit of the Utility Charges, i.e. for water consumption (cold and hot water supply), water discharge (waste water collection), heat supply (thermal power) in accordance with the tariffs of the utility providers. In addition, the Lessee shall compensate the costs invoiced by the Management Company for maintenance of the off-site utilities and the total amount of this payment shall not exceed RUB one hundred fifty thousand (150,000) per month,

2.15.4.	Parking Fee calculated based on:

•	RUB seven thousand two hundred (7,200) per month (excluding VAT) per one (1) parking slot for a truck and

•	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle.

The Lessee is provided with 29 parking slots for trucks and 467 parking slots for passenger vehicles.

The Parties have agreed that the Parking Fee shall include use of the areas adjacent to the docks and the maneuvering areas.

2.16.	The Parties have agreed that the Lease Payment rates for Phase 2 will be determined as the rates specified below and indexed in accordance with Clause 2.21:

2.16.1.	Basic Lease Payment calculated based on (excluding VAT):

•

RUB four thousand four hundred forty (4,440) per year per one (1) sq. m of Warehouse Premises 1, including the additional lease rate of RUB five hundred (500) per 1 sq. m for non-standard improvements of the areas (reinforced floors, ventilation interconnections at 5 elevation mark levels);

•	RUB six thousand three hundred forty (6,340) per year per one (1) sq. m of Office Premises 1;

•	RUB four thousand four hundred forty (4,440) per year per one (1) sq. m of Mezzanine 1;

•	RUB four thousand four hundred forty (4,440) per year per one (1) sq. m of the Hazardous Goods Area;

•	RUB two thousand three hundred forty (2,340) per year per one (1) sq. m of Technical Premises 1.

•	RUB six thousand three hundred forty (6,340) per year per one (1) sq. m of the Checkpoint Buildings.

2.16.2.	Operating expenses calculated based on RUB six hundred sixty (660) per year per one (1) sq. m of Premises 1, excluding VAT. The list of the operating expenses is specified in Clause 4.3 of Appendix 3.

2.16.3.	Parking Fee calculated based on:

•	RUB seven thousand two hundred (7,200) per month (excluding VAT) per one (1) parking slot for a truck and

•	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle.

2.17.	The Parties have agreed that the Lease Payment shall be charged and paid as follows:

2.17.1.

Starting from the date of signing the first Access Certificate for Phase 1, Phase 2 and until the date when full four (4) months are over, the Lessor shall charge and the Lessee shall pay the Variable Part of the Lease Payment and the Operating Expenses in the amount agreed by the Parties in Clause 2.15.2. and 2.15.3 of the Agreement.

The Operating Expenses shall have been paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

The Variable Part of the Lease Payment shall be paid within ten (10) banking days upon receipt by the Lessee of (but not before the end of the reporting month):

•	Invoice;

•	Universal Acceptance Certificate (UAC) for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility service consumed by the Lessee, calculation of the scope of the utility services consumed in accordance with the readings of the metering devices or, if applicable, by calculation of the area of the Premises in proportion to the Building area;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utility services (copies of the supporting documents from the utility providers).

Lease payment in full (Basic Lease Payment, Operating Expenses, Parking Fee, the Variable Part of the Lease Payment), the Phase 2 Option Payment shall be charged by the Lessor and paid by the Lessee starting from the fifth (5th) month from the date of signing the first Access Certificate for Phase 1 and Phase 2, respectively. A mandatory condition for charging and making the Lease Payment in full shall be receiving the registration authority’s acknowledgement of receipt of the documents for registration of the Long-term Lease Agreement by the Lessee from the Lessor.

The Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment shall be paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

2.18.

In case the Lessee may not use the Phase 1 and/or Phase 2 facilities (or a part thereof) as their condition is not suitable for their intended use for the reasons resulting from the Lessor’s action (or omission), the Lessee shall notify the Lessor of inability to use the Phase 1 and/or Phase 2 facilities (or a part thereof), shall stop using the Phase 1 and/or Phase 2 facilities (or a part thereof) and shall be entitled not to pay the respective Basic Lease Payment, the Variable Part of the Lease Payment, the Operating Expenses for the period when the Phase 1 and/or Phase 2 facilities (or parts thereof) are not used. In all the other cases the Lessee shall timely make the Lease Payment in full.

2.19.

For the purpose of calculation of the Lease Payment under Long-term Lease Agreement 1, the leased area of the Premises shall be determined based on the results of the measurements by the Cadastral Engineer fixed in the technical data sheet of the Phase 1 Building.

2.20.

Unless otherwise specified in the Agreement, all the rates and amounts of the payments specified herein are given excluding VAT. If in accordance with the laws of the Russian Federation, the payment amounts are subject to VAT, the VAT amount (calculated at the then applicable rate) will be specified in the respective invoice of the Lessor and shall be paid by the Lessee according to the same procedure as the payment amounts.

2.21.

In case the Lessee makes any payment under this Agreement which is subject to VAT, the Lessee shall pay the respective VAT amount to the Lessor. In case the Lessee compensates the Lessor the costs incurred by the latter, it shall also compensate the Lessor the VAT amount related to such costs.

2.22.

Starting from the thirteenth (13th) month of the lease counted from the date of signing the Acceptance Certificate for the Premises, the amounts of Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment applicable as of the time of sending a notice of indexation by the Lessor shall be subject to annual indexation by 4% per year vs. the current amounts of the Basic Lease Payment, the Operating Expenses, and the Parking Fee.

The Lessor shall be entitled to unilaterally change the amount of the Basic Lease Payment, the Operating Expenses, the Parking Fee, the Phase 2 Option Payment by the Consumer

Price Index in case the Consumer Price Index according to the data of the State Statistics Committee of Russia (hereinafter – “RF CPI”) (the data on the RF CPI is placed on the website of the authorized body for goods and services prices) has grown by more than 70% in the recent year vs. the previous one.

The Lessor shall send to the Lessee a written notice of a change in the amounts of the Basic Lease Payment, the Operating Expenses, the Parking Fee, the Phase 2 Option Payment with indication of the new amount of the Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment and the date starting from which the Lessee shall pay the changed Basic Lease Payment, Operating Expenses, Parking Fee, and Phase 2 Option Payment.

In any case the Lessor’s notice shall be sent at least thirty (30) calendar days before the date of such change.

The Lessee hereby agrees with the notice of a change in the Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment, including its agreement to consider the notice of a change in the Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment an integral part of the Agreement changing the Lessee’s obligations for payment of the Basic Lease Payment, the Operating Expenses, the Parking Fee, the Phase 2 Option Payment, starting from the date specified in the notice.

The Basic Lease Payment, the Operating Expenses, the Parking Fee, the Phase 2 Option Payment in accordance with this Clause shall be unilaterally changed by the Lessor without any additional consent by the Lessee.

2.23.

In case the Lessee is granted access to Premises 2 on the conditions and in accordance with the procedure provided for in the Agreement (as confirmed by the Premises 2 Access Certificate signed by both the Parties) or the Lessee has not accepted Phase 2 Option by February 1, 2022, the Basic Lease Payment under Long-term Lease Agreement 1 specified in Clause 4.5.1 of Long-term Lease Agreement 1 shall be changed by way of increasing by RUB five hundred (500), excluding VAT, taking into consideration the annual indexation (Clause 4.11.1 of Long-term Lease Agreement 1) if the annual indexation has been applied to the Basic Lease Payment rates under Long-term Lease Agreement 1 (according to Clause 4.11.1 of Long-term Lease Agreement 1).    In this case, charging the Phase 2 Option Payment shall be stopped.

2.24.

For the avoidance of doubt, the increase in the Basic Lease Payment under Long-term Lease Agreement 1, depending on the date of signing the Access Certificate for Premises 2 by the Parties, is described below:

Date of signing the Access Certificate for Premises 2 by the Parties	Increase in the Basic Lease Payment for Premises 1, excluding VAT, taking into consideration the annual indexation
From September 15, 2019 to September 15, 2021	At least* RUB 500.00

From September 15, 2021 to September 15, 2022	At least RUB 520.00

From September 15, 2022 to September 15, 2023	At least RUB 541.00

From September 15, 2023 to September 15, 2024	At least RUB 562.00

From September 15, 2024 to September 15, 2025	At least RUB 585.00

From September 15, 2025 to September 15, 2026	At least RUB 608.00

From September 15, 2026 to September 15, 2027	At least RUB 633.00

From September 15, 2027 to September 15, 2028	At least RUB 658.00

From September 15, 2028 to September 15, 2029	At least RUB 684.00

From September 15, 2029 to September 15, 2030	At least RUB 712.00

From September 15, 2030 to September 15, 2031	At least RUB 740.00

From September 15, 2031 to September 15, 2032	At least RUB 770.00

*

by “at least” in the table above the Parties mean solely the case of unilateral indexation of the Basic Lease Payment by the Lessor (Clause 4.11.2 of Long-term Lease Agreement 1). The amounts listed in the table above are specified as: RUB five hundred (500) changed by the amount of the annual indexation (Clause 4.11.1 of Long-term Lease Agreement 1) if the annual indexation has been applied to the Basic Lease Payment under Long-term Lease Agreement 1.

2.25.

Any other conditions of Long-term Lease Agreement 1 are agreed by the Parties and given in the form of Long-term Lease Agreement 1 (Appendix 3 to the Agreement) being an integral part of the Agreement.

3.	THE LESSOR’S CONSTRUCTION OBLIGATIONS

3.1.

The Lessor undertakes to carry out Phase 1 construction on the Land Plot for the purpose of Project implementation in accordance with the ToR, the project documentation of the basic design and detailed design stages and in accordance with the requirements of the applicable laws and the stages and timelines specified in Appendix 1.4 to the Agreement.

3.2.	The Parties have agreed upon the following timelines for Phase 1:

3.2.1.

Date of granting access to Premises 1 to the Lessee – (i) on or prior to May 15, 2020 – access to a part of the warehouse premises with the area of 10,000 sq. m, (ii) on or prior to May 30, 2020 – access to other premises.

3.2.2.	The Lessor shall notify the Lessee of the readiness to grant access to Premises 1 ten (10) calendar days before the assumed Access date;

3.2.3.	Provision of access to Premises 1 shall be formalized by execution of an Access Certificate to be signed by the Parties in the form of Appendix 2.1 to the Agreement;

3.2.4.	The date of Phase 1 Building commissioning – on or prior to August 1 of the year.

3.2.5.	Date of registration of the Lessor’s ownership right to the Phase 1 Building – on or prior to October 15, 2020;

3.2.6.	Date of signing Long-term Lease Agreement 1 – on or prior to ten (10) business days upon the date of registration of the Lessor’s ownership right to the Phase 1 Building;

3.2.7.	If Long-term Lease Agreement 1 is not signed by the Parties within the timelines specified in Clause 3.2.4, the Parties shall formalize transfer of Premises 1 by a Certificate of Transfer for Use;

3.2.8.	The Use Fee shall be charged from the time of signing the Certificate of Transfer for Use and until signing the Acceptance Certificate.

3.2.9.	Transfer of Premises 1 shall be formalized by signing an Acceptance Certificate by the Parties in the form of the Appendix to the Long-term Lease Agreement (Appendix 3)

3.2.10.	Date of Submission of Long-term Lease Agreement 1 for State Registration – within five (5) business days upon signing Long-term Lease Agreement 1.

3.2.11.

The charged Use Fee and Lease Payment shall be paid on the Date of Submission of Long-term Lease Agreement 1 for State Registration or later, subject to prior submission of the registration authority’s acknowledgement of receipt of the documents for registration of Long-term Lease Agreement 1 to the Lessee.

3.2.12.	Unless otherwise stipulated by the Agreement, the Parties shall be governed by the timelines specified in this Clause of the Agreement.

3.3.	The Lessor undertakes to timely provide the Lessee with the data on the Developer/Contractor with indication of their contact persons.

3.4.	Before signing the Access Certificate, provide premises for placement of the specialists (including the technical supervision engineer) engaged by the Lessee.

3.5.

Before the Access Date the Lessor shall be liable for any incidents or injuries of the Lessee’s employees and consultants and any other persons engaged by the Lessee during the period when the Lessee is granted temporary access to the Premises.

3.6.

The Parties have specially stipulated that any approvals or permits from the competent authorities required for discharge of the Parties’ obligations under this Agreement shall be received by the Lessor and at the cost of the Lessor. Non-discharge of this obligation by the Lessor shall result in releasing the Lessee from the need to discharge any cross-obligation before receiving the required permits and approvals from the competent authorities by the Lessor. For the avoidance of doubt, the Parties have agreed that non-receipt of the required approvals and permits by the Lessor, if this prevents from use of the Phase 1 and Phase 2 facilities by the Lessee, shall result in the Lessee’s right to terminate the Agreement.

3.7.	Within 5 business days upon receipt of the Permit for Commissioning of Phase 1 Buildings, the Lessor undertakes to deliver a notarized copy of such permits to the Lessee.

3.8.

The Lessor undertakes, in accordance with the requirements of the applicable laws, register the lease (sublease) or ownership right to the Land Plot by the date of receiving the permit for commissioning of Phase 1 Building by the Lessor.

3.9.

The Parties have agreed that the project documentation for the Premises prepared by the Lessor (Contractor), including with regard to layout of the Premises (including the area of the Premises)shall be preliminarily reviewed by the Lessee. The period of reviewing the project documentation sections by the Lessee shall not exceed 5 business days. The Lessee shall be entitled to claim introduction of changes which do not contravene the Terms of References into the project documentation for the Premises.

The project documentation may be provided as separate sections.

3.10.

The Parties have agreed that the changes introduced in Appendix 1.2 shall be agreed by the Parties by signing a supplementary agreement to the Agreement. If the changes in the layouts provided in Appendix 1.2 have not been agreed by the Lessee, the Lessee is entitled not to accept the Premises from the Lessor under the Access Certificate and/or the Acceptance Certificate. The Parties have specially stipulated that the changes introduced into the layouts shall be reviewed and agreed by the Parties within five (5) business days upon sending them.

4.	ACCESS TO THE PREMISES LESSEE’S WORKS

4.1.

For the purpose of preparation of the Premises for their further leasing by the Lessee and conducting the Lessee’s Works, the Lessor undertakes within the timelines provided for in Clause 3.2.1 grant the Lessee access to the Premises for conducting the Lessee’s Works.

4.1.1.

The Lessor grants the access to the Lessee for the period of four (4) months upon the date of signing the Access Certificate. After the four (4) months are over, but not earlier than signing Long-term Lease Agreement 1, the Lessee undertakes to sign the Acceptance Certificate for the Premises.

4.2.

The Lessor undertakes to ensure the required scope of construction readiness of the Building (including the Premises and the utilities) agreed by the Parties and set forth in Appendix 1.5 to the Agreement at the time of granting the access. Granting access to the Premises shall be formalized by an access certificate (hereinbefore and hereinafter – “Access Certificate”) to be signed by the Parties in the form of Appendix 2.1 to the Agreement within three (3) business days upon granting the access, as provided for in Clause 3.2.1.

4.3.

The Lessor shall notify the Lessee of the readiness to transfer the Premises under the Access Certificate according to Clause 3.2.2 of the Agreement: at least 10 business days before the assumed date of signing the Access Certificate.

4.4.

The Lessee is entitled not to sign the Access Certificate in case of any major defects preventing from conducting the Lessee’s Works in the Premises, such as incompliance of the construction readiness scope with Appendix 1.5 of the Agreement.

4.5.

In case the Lessor has not received a motivated refusal to sign the Access Certificate from the Lessee within seven (7) business days upon its receipt by the Lessee, the Access Certificate shall be deemed duly signed.

4.6.	The Lessor will not prevent the Lessee from access to the Premises after signing the Access Certificate, subject to due discharge of the Lessee’s obligations under this Agreement.

4.7.	Starting from the date of granting the access (the date of signing the Access Certificate), the Lessee shall:

4.7.1.	Observe the applicable laws, the requirements of the competent authorities/organizations and the Lessor with regard to the Premises and/or their use;

4.7.2.	Not conduct, without prior agreement by the Lessor, any of the Lessee’s Works which:

•	affect the load-bearing structures of the Building;

•	affect appearance of the Building, including placement of façade signs;

•	affect the key utilities of the Building;

•	affect the internal partitions of the Building.

4.7.3.	Pay the Variable Part of the Lease Payment and the Operating Expenses on the conditions determined herein.

4.7.4.	Prior to the start of the Lessee’s Works in the Premises, according to the requirements of Clause 4.7.2, the Lessee shall submit to the Lessor for review and agree with the Lessor upon:

•	the technical documentation regarding the planned works (drawings, diagrams, specifications, if applicable);

•	the work plan in case the Lessee’s Works may interfere with the Lessor’s works hereunder;

•	other documents related to the Lessee’s Works, taking into consideration the requirements of Clause 4.7.2 of the Agreement, which may be required for agreement by the Lessor.

The Lessor shall, within five (5) business days, agree upon the Lessee’s Works and may not refuse to review and agree upon such documentation and works without reason.

The Lessor, as a professional in its field, guarantees any assistance to the Lessee in preparation and improvement of the technical documentation and the plan of the Lessee’s Works which may interfere (be conducted at the same time and place) with the Lessor’s Works.

4.7.5.

In case the Lessee or any third party engaged by the Lessee causes any damage to the Lessor and/or the Lessor’s employees as a result of conducting the Lessee’s Works, compensate the damage in full within ten (10) business days upon filing the Lessor’s claim and the documents confirming the scope of the damage caused;

4.7.6.	Notify the Lessor of any defects in and damage to the Premises and/or the Building of which the Lessee has become aware in the course of conducting the Lessee’s Works;

4.7.7.	Not prevent from the Lessor from exercising continuous control over performance of the Lessee’s Works without interfering with the Lessee’s activities.

4.8.	Upon expiry of four (4) months from signing the Access Certificate:

4.8.1.	in case of the Lessor’s registered ownership right to the Phase 1 Building, but not before signing Long-term Lease Agreement 1, the Lessee undertakes to sign the Acceptance Certificate for Premises 1.

The Lessor shall notify the Lessee of the readiness to transfer Premises 1 under the Acceptance Certificate for Premises 1 at least five (5) business days before the assumed date of signing the Acceptance Certificate for Premises 1.

The Lessee is entitled not to sign the Acceptance Certificate for Premises 1 in case of any Major Defects or major incompliance with the ToR, as defined in Appendix 1.3, Clause 4.

In case the Lessor has not received a motivated refusal to sign the Acceptance Certificate for Premises 1 from the Lessee within five (5) business days upon its receipt by the Lessee, the Acceptance Certificate for Premises 1 shall be deemed duly signed.

4.8.2.

in case of no registered ownership right of the Lessor to the Building, but not before receiving the permit for Phase 1 Building commissioning by the Lessor, the Lessee undertakes to sign the Certificate of Transfer for Use for Premises 1.

The Lessor shall notify the Lessee of the readiness to transfer Premises 1 under the Certificate of Transfer for Use for Premises 1 at least five (5) business days before the assumed date of signing the Certificate of Transfer for Use for Premises 1.

The Lessee is entitled not to sign the Certificate of Transfer for Use for Premises 1 in case of any Major Defects or major incompliance with the ToR, as defined in Appendix 1.3, Clause 4.

In case the Lessor has not received a motivated refusal to sign the Certificate of Transfer for Use for Premises 1 from the Lessee within five (5) business days upon its receipt by the Lessee, the Certificate of Transfer for Use for Premises 1 shall be deemed duly signed.

4.8.3.

The timelines for elimination of Major Defects shall not exceed forty five (45) business days. In case the Major Defects are not eliminated in time, the Lessee is entitled to unilaterally terminate the Agreement.

The timelines for elimination of Minor Defects shall not exceed thirty (30) calendar days.

In case of violation of the timelines for elimination of the Minor Defects the Lessee is entitled to claim payment of a penalty in the amount of zero point one percent (0.1%) of the monthly Lease Payment (Clause 4.1 of the Long-term Lease Agreement) for each day of the delay until the date of elimination of the violation inclusive.

5.	EXECUTION OF THE LONG-TERM LEASE AGREEMENT

5.1.

The Lessor shall, within five (5) business days upon registration of the right to the Phase 1 Building, but not before signing the Acceptance certificate, prepare five (5) copies of Long-term Lease Agreement 1, sign these copies and transfer them to the Lessee.

5.2.

Long-term Lease Agreement 1 shall contain the conditions specified in Appendix 3. The Parties may not include in Long-term Lease Agreement 1 any conditions not provided for in Appendix 3, except the cases specified in Clause 5.3 of the Agreement, unless otherwise agreed by the Parties.

5.3.

The Lessor shall specify in Long-term Lease Agreement 1 the area of the Premises in accordance with the technical records of the Premises, provided that the data contained in the above-mentioned documents are in compliance with the Terms of Reference.

5.4.

In case of any gaps in Appendix 3, the Lessor shall specify in Long-term Lease Agreement 1 the data for which the respective gaps were indicated as [●] have been left. The data specified shall be true as of the time of the time of preparation of the copies of Long-term Lease Agreement 1.

5.5.

The Lessee shall, within five (5) business days upon receipt of signed Long-term Lease Agreement 1 from the Lessor, confirm in writing compliance of the text of Long-term Lease Agreement 1 with the Agreement conditions or deliver to the Lessor a list of the identified incompliances of the text of Long-term Lease Agreement 1 with the Agreement conditions.

5.6.

In case of receiving the list of incompliances specified in Clause 5.5. of the Agreement, the Lessor shall, within five (5) business days upon receipt of the above-mentioned list, repeatedly prepare five (5) copies of Long-term Lease Agreement 1, taking into consideration the Lessee’s comments, sign them, and transfer them to the Lessee.

5.7.

In case of no comments regarding the received copies of Long-term Lease Agreement 1, the Lessee shall, within five (5) business days upon their receipt, sign the received copies of the Lease Agreement and return to the Lessor four copies of Long-term Lease Agreement 1. When signing Long-term Lease Agreement 1, the Lessee shall specify the date on which they are actually signed in them. The date of signing Long-term Lease Agreement 1 shall not be later than the date of signing the Acceptance Certificate for Premises 1.

5.8.	The Lessee may only refuse to sign Long-term Lease Agreement 1 in accordance with Clause 5.5 of the Agreement in case of its incompliance with the requirements of Clause 5.3 or 5.4 of the Agreement.

5.9.	If on the date specified in Clause 3.2.4 of the Agreement, the Parties do not enter into Long-term Agreement 1 for the reasons not related to the Lessee’s guilty acts, the Lessee will be entitled to:

5.9.1.	Unilaterally set the new date for making Long-term Lease Agreement 1 in no less than ten (10) and no more than fifteen (15) calendar days of which it shall notify the Lessor in writing.

5.9.2.

In case Long-term Lease Agreement 1 is not made on the new date, the Lessee shall be entitled to claim compensation of the Lessee’s costs resulting from untimely execution of Long-term Lease Agreement 1 by the Lessor.

5.9.3.

In case the Parties do not make Long-term Agreement 1 within 11 months upon the date specified in Clause 3.2.4 for any reasons not related to the Lessee’s guilty acts, the Lessee will be entitled to unilaterally terminate Preliminary Lease Agreement 1 without recourse to a court

6.	RIGHTS AND OBLIGATIONS OF THE PARTIES

6.1.	In accordance with the Agreement, the Lessee shall:

6.1.1.	Make all payments in the amount and in the manner provided for by this Agreement.

6.1.2.

Confirm getting access and the possibility of using the Premises for the purpose of carrying out the Lessee’s Works from the Lessor by signing the Access Certificate in the form given in Appendix No. 2.1 to this Agreement.

6.1.3.	Comply with technical, sanitary, construction, fire prevention and other requirements usually imposed on use of non-residential warehouse-type premises within its operational responsibility.

6.1.4.	Enter into the Long-term Lease Agreement with the Lessor in accordance with the terms and conditions of this Agreement.

6.1.5.	Discharge any other obligations stipulated by this Agreement.

6.2.	The Lessee may:

6.2.1.

Claim from the Lessor fulfillment of all the actions related to performance of the Agreement, including those which are not directly specified in the Agreement, but are required to achieve the purpose of the Agreement and implement the Project.

6.2.2.

The Lessee shall be entitled at any time to visit the Premises before the Access Date and compose a list of defects for the Lessor to complete the Lessor’s Works by the time of signing the Acceptance Certificate.

6.2.3.

Receive from the Lessor in a timely manner detailed information regarding the stage of discharge of the Lessor’s obligations under the Agreement (including registration of the Lessor’s long-term lease right to the Land Plot).

6.2.4.

Receive comments, clarifications, consultations from the Lessor on all issues related to the construction of Phase 1 and Phase 2, connecting the Premises to public utilities and facilities, registration of the Lessor’s long-term lease right to the Land Plot.

6.2.5.

Personally or with the help of consultants / other external or internal experts, check (based on documents and facts) the process of discharge of the Lessor’s obligations under the Agreement, the compliance of the Project and Detailed Design Documentation with the Terms of Reference and the applicable rules and regulations, participate in the acceptance of phases and works (including hidden ones) without interference in the construction activities of the Lessor.

6.2.6.

Claim provision of documents and information regarding the operation of facilities (including technical specifications, certificates of delineation of responsibility for the networks and engineering equipment, passports, warranty coupons and instructions for operating utility equipment, utility line diagrams, etc.) from the Lessor. The transfer of such documentation shall be carried out under a separate written acceptance certificate.

6.2.7.	For a period of construction and installation works and further operation engage specialists to ensure:

•	control over the stages of the construction and installation works carried out by the Lessor;

•	compliance of the actually performed construction and installation works with the construction schedule and timelines fixed in the Agreement;

•	control over compliance of the construction and installation works with the approved ToR and the detailed design stage;

•	incoming control of materials according to the specifications of the detailed design stage.

•	drawing up defect reports, exercising control over elimination of the identified defects.

6.2.8.	Exercise other rights provided for by the Agreement and the applicable laws.

6.3.	In accordance with the Agreement, the Lessor shall:

6.3.1.

Discharge the obligations for development and agreement upon the project documentation of the basic design and detailed design stages, agreement upon certain technical documentation and parameters with the Lessee, construction and preparation of the Buildings and the Premises for lease in the scope (including without limitation) and within the timelines in accordance with Appendices 1.3 and 1.4 to this Agreement. The project documentation of the basic design and detailed design stages may be transferred to the Lessor in sections to order to speed up the agreement upon it.

6.3.2.

In case the Lessor or any third party engaged by the Lessor causes any damage to the Lessee and/or the Lessee’s employees as a result of conducting the Lessor’s Works, compensate the damage in full within ten (10) business days upon filing the Lessee’s claim and the documents confirming the scope of the damage caused;

6.3.3.	Ensure availability of separate electricity and cold and hot water metering devices in the Premises.

6.3.4.	Ensure performing any legal acts required to provide for utility resources and capacities for the Premises.

6.3.5.

Consult the Lessee on all the concerns the Lessee might have with respect to the Works, provision for utility resources and capacities for the Premises, works in the Premises to be carried out by the Lessee, and any other technical issues related to implementation of the Project.

6.3.6.	Timely notify the Lessee of inability to discharge the obligations / a part of the obligations under the Agreement;

6.3.7.

Within maximum five (5) business days upon the day of receiving an electronic or a written request from the Lessee, provide the requested documents and data related to discharge of the Lessor’s obligations under the Agreement.

6.3.8.	Provide of admission of the specialists engaged by the Lessee for work at the facility, provide full assistance and information upon request within reasonable timelines.

6.3.9.	Discharge any other obligations stipulated by this Agreement and the laws of the Russian Federation.

6.4.	The Lessor may:

6.4.1.	Timely receive from the Lessee the Lease Payment and any other payments in accordance with the Agreement conditions.

6.4.2.

Receive from the Lessee explanations and comments regarding the Terms of Reference. The Lessee shall provide such explanations and comments to the Lessor within two (2) business days. In case no explanations and comments are provided upon request, the Lessor shall independently take a decision regarding further implementation of the Project without deviation from the Terms of Reference, the Project Documentation, and the applicable laws.

6.4.3.	Claim observance of the Agreement conditions by the Lessee.

6.4.4.	Exercise other rights provided for by the Agreement and the applicable laws.

7.	SECURING THE LESSEE’S OBLIGATIONS

7.1.	The Lessee shall:

7.1.1.

within thirty (30) calendar days upon the date of signing Preliminary Agreement 1, transfer to the Lessor a security payment of RUB eighty eight million five hundred twenty-seven thousand forty (88,527,040);

7.1.2.

within thirty (30) calendar days upon receipt of the project documentation of the basic design stage for construction of Phase 1, transfer to the Lessor a security payment of RUB forty-four million two hundred sixty three thousand five hundred twenty (44,263,520);

7.1.3.

within thirty (30) calendar days upon receipt of the permit for construction of Premises 1, transfer to the Lessor a security payment of RUB forty four million two hundred sixty three thousand five hundred twenty (44,263,520);

7.1.4.

within thirty (30) calendar days upon the date of signing Preliminary Agreement 2, transfer to the Lessor a security payment of RUB seventy-eight million six hundred eighty-eight thousand (78,688,000);

7.1.5.

within thirty (30) calendar days upon receipt of the project documentation of the basic design stage for construction of Phase 2, transfer to the Lessor a security payment of RUB thirty nine three hundred forty four thousand (39,344,000);

7.1.6.	within thirty (30) calendar days upon receipt of the permit for construction of Phase 2, transfer to the Lessor a security payment of RUB thirty-nine three hundred forty-four thousand (39,344,000);

7.1.7.	When transferring the Security Payment, it must be stated in the payment details that the payment is not subject to VAT.

7.2.

Security payment is a method of securing due discharge of the monetary obligations under the Agreement by the Lessee and a method of securing due discharge of the Lessee’s obligations to make the lease payment under the Lease Agreement provided for by Article 381.1 of the Civil Code of the Russian Federation. No interest shall be charged on the amount of the Security Payment and no indexation of the Security Payment is provided for.

7.3.	The Security Payment paid by the Lessee to the Lessor under the Preliminary Agreement shall be counted towards the Security Payment under the Lease Agreement to be paid by the Lessee.

8.	TERMINATION. TERMINATION PROCEDURE. LIABILITY OF THE PARTIES

8.1.

In case of violation of the timelines for granting access to the Premises to the Lessee specified in Clause 4.1 of the Agreement, the Lessee shall be entitled to claim payment of penalty in the amount of:

•

zero point one percent (0.1%) of the annual Lease Payment for each day of the delay, starting from the 10th day of the delay and until the 20th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

zero point five percent (0.5%) of the annual Lease Payment for each day of the delay, starting from the 21st day of the delay and until the 30th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

zero point eight percent (0.8%) of the annual Lease Payment for each day of the delay, starting from the 31st day of the delay and until the 40th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

one point five percent (1.5%) of the annual Lease Payment for each day of the delay, starting from the 41st day of the delay and until the 70th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

two percent (2.0%) of the annual Lease Payment for each day of the delay, starting from the 71st day of the delay and until the date of elimination of the violation inclusive or until the date of termination of this Agreement whichever is earlier.

8.2.	The Lessee shall be entitled to unilaterally terminate this Agreement without court proceedings in the following cases:

•	in case the Lessee has not been granted access to the Premises within the timelines specified in this Agreement by more than three (3) months for the reasons beyond the Lessee’s control;

•	in case of a delay in commissioning of the Building vs. the timelines specified in Clause 3.2.2 by more than three (3) months for the reasons beyond the Lessee’s control;

•

in case the Premises have been caused direct damage not through the Lessee’s fault and, therefore, more than 20% of the total area of the Premises (less the area of the Office Premises) becomes fully unsuitable for their use in accordance with the intended purpose and the damage is not eliminated within two (2) months upon confirmation of the damage by the Parties;

•	in the case specified in Clause 5.9.3 of the Agreement.

8.3.

In case of violation of the timelines for provision of the Security Payment by the Lessee, the Lessor shall be entitled to claim payment of a penalty in the amount of one percent (1.0%) of the monthly Lease Payment for each day of the delay until the date of elimination of the violation inclusive.

8.4.

In case of violation of the timelines for Lease Payment or any other payments provided for herein by the Lessee, the Lessor shall be entitled to claim payment of a penalty in the amount of zero point three percent (0.3%) of the amount of the debt for each day of the delay.

8.5.

In case of unmotivated reluctance to enter into the Lease Agreement by one of the Parties, the reluctant Party shall pay the other Party a penalty of RUB six hundred sixty five million six hundred fifty one thousand (665,651,000) and/or in case of termination of the Preliminary Agreement through the Lessee’s fault, the Lessor shall also be entitled to claim payment of the penalty specified in this Clause of the Preliminary Agreement.

The Parties have agreed to consider the Lessee’ reluctance to enter into the Lease Agreement non-discharge / undue discharge of the obligations provided for in Clauses 5.5, 5.7, and 7.1 of the Preliminary Agreement for a period exceeding twenty (20) business days.

The Parties have agreed to consider the Lessor’ reluctance to enter into the Lease Agreement non-discharge / undue discharge of the obligations provided for in Clause 5.9.3 of the Preliminary Agreement for a period exceeding twenty (20) business days.

8.6.	Any penalties provided for by this Agreement shall be paid by the guilty Party based on the other Party’s written request within ten (10) business days upon receipt of the claim.

8.7.	The Parties may not unilaterally terminate this Agreement without recourse to a court, except for the reasons provided for by the Agreement.

8.8.

In any other aspects not covered by this Agreement, the Parties shall be liable for non-discharge and/or undue discharge of the obligations assumed hereunder in accordance with the laws of the Russian Federation.

8.9.

After termination of this Agreement for any reason the Parties will carry out reconciliation of payments. All the financial settlements shall be carried out by the Parties within thirty (30) calendar days upon the date of termination of this Agreement.

8.10.

The Lessor shall not be entitled to retain any movable assets of the Lessee placed in the Premises under any circumstances, except presence of an enforceable court ruling, to secure any payment obligations of the Lessee assumed by it under the Agreement and/or the Long-term Lease Agreement.

8.11.

In case of violation of the timelines for submission of the project documentation for the basic design stage according to Appendix 1.4, charging the Basic Lease Payment (Section 4 of Long-term Lease Agreement 1) shall be shifted in proportion to the number of the days of delay by the Lessor.

9.	INSURANCE

9.1.	Before commissioning the facility, the Lessor undertakes to independently buy or cause buying by the General Contractor a package insurance against construction and installation risks:

9.1.1.

Risk of accidental loss of and/or damage to facilities under construction and installation (“Tangible Damage”) for the total contractual value of the works and the materials. The franchise shall not exceed RUB three million (3,000,000).

9.1.2.

Risk of liability to third parties for their injury, death or damage to their property as a result of construction and installation works (“Liability Insurance”) with the minimum liability limit of RUB five hundred million (500,000,000) for all insurance events and each of them. Liability insurance shall cover liability for any possible damage to the Lessee’s property for the period from signing the Access Certificate until the date of receiving the Commissioning Certificate. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

9.1.3.

Risk of accidental loss of and/or damage to the results of construction and installation works for the period of post-launch warranty obligations (“Post-launch Warranty Insurance”) for the total contractual value of the works and the materials. The franchise shall not exceed RUB three million (3,000,000).

9.2.	From the date of signing the Access Certificate the Lessee shall execute and maintain a package insurance against construction and installation risks:

9.2.1.

Risk of accidental loss of and/or damage to facilities under construction and installation (“Tangible Damage”) for the total contractual value of the works and the materials. The franchise shall not exceed RUB three million (3,000,000).

9.2.2.

Risk of liability to third parties for their injury, death or damage to their property as a result of construction and installation works (“Liability Insurance”) with the minimum liability limit of RUB five hundred million (500,000,000) for all insurance events and each of them. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

9.3.	All the insurance agreements specified above shall be provided by an insurance company whose rating is at least ruA+ (Expert RA).

9.4.

All the above-mentioned insurance agreements specified above shall contain provisions preventing the Lessor’s and or the Lessee’s insurance company to recover from the Lessee and/or the Lessor, respectively, by way of subrogation or otherwise, any losses or compensation of damage on the insurance events provided for by such insurance agreements.

9.5.	Property insurance on the “all risks” basis implies coverage of damage to property resulting from an external and accidental impact, including without limitation the following risks:

•	fire, lightning stroke, gas explosion;

•	natural calamities;

•	damage by water;

•	explosion;

•	theft with trespassing – events qualified by the law enforcement authorities according to clause b of Part 2 of Article 158 (theft with trespassing of premises or any other storage facilities);

•	robbery – events qualified by the law enforcement authorities according to paragraph d of Part 2 of Article 161 of the Criminal Code of the Russian Federation;

•	robbery with violence – events qualified by the law enforcement authorities according to Article 162 of the Criminal Code of the Russian Federation;

•

improper activities of third parties (improper activities under this certificate of insurance mean willful activities aimed at destruction of / damage to the insured property which may be classified under the Criminal Code of the Russian Federation as: intentional destruction of or damage to property (Article 167 of the Criminal Code of the Russian Federation), hooliganism (Article 213 of the Criminal Code of the Russian Federation), vandalism (Article 214 of the Criminal Code of the Russian Federation);

•	falling piloted flying objects or parts thereof on the insured property;

•	running-down accidents.

10.	FORCE MAJEURE

10.1.

Each of the Parties shall be released from liability for full or partial non-discharge of its obligations under this Agreement in case such non-discharge has been caused by Force Majeure Events having occurred after making this Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

10.2.	A Party that refers to force majeure events shall immediately after occurrence of such circumstances notify the other Party of them in writing.

10.3.	In case the Force Majeure Events last for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last for more than three (3) months and in case the Force Majeure Event is issuing a regulatory act of the Russian Federation making performance of this Agreement impossible, the Parties undertake to start negotiations and introduce into the Agreement the changes required for the Parties to continue discharge of the obligations under this Agreement in the way closest to the initial intentions of the Parties.

11.	NOTICES

11.1.

Any notices, approvals, consents, permits, and other messages related to this Agreement shall be in writing and shall be delivered by registered mail with acknowledgement of receipt or by courier to the address of the respective party specified in the Agreement.

11.2.	The Parties’ mailing addresses:

The Lessor:	The Lessee:

ORC Zelenodolsk 2 LLC	Ozon Volga LLC

Mailing address:	Mailing address:

...	...

Attention:	Attention:

Director	General Director

In case of a change in a Party’s mailing address, it shall immediately notify the other Party of the change.

11.3.	Any messages shall be valid starting from the date of delivery to the respective mailing address.

12.	CONFIDENTIALITY

12.1.

Each of the Parties agrees not to use for any purposes not related to performance of this Agreement and not to disclose to third parties (except as provided for by Clause 11.2 of the Agreement) any terms and conditions hereof or any other documents related to them without a prior written consent of the other Party.

12.2.	The limitations set in Clause 11.1 of the Agreement do not refer to disclosing any information:

12.2.1.	if that information shall be disclosed according to the applicable laws;

12.2.2.	upon request of any other competent authority/organization, it is required according to the applicable Russian laws;

12.2.3.	to the Party’s professional advisers or auditors.

13.	MISCELLANEOUS

13.1.

This Agreement shall enter into force upon its signing by the Parties (taking into consideration certain conditions of the Agreement entering into force on any other date) and shall be valid until complete discharge of the Parties’ obligations under the Agreement.

The Parties have agreed that the conditions of Section 2 of the Agreement with regard to the Phase 2 Option remain in force after signing Long-term Lease Agreement 1 by the Parties (Appendix 3 to the Agreement)

13.2.

Neither Party is entitled to transfer its rights and obligations under the Agreement (as a whole or in part) without the other Party’s prior written consent, except the cases provided for in the Agreement.

13.3.

By signing this Agreement the Lessor gives its written consent that the Lessee may sublease the Premises or a part thereof (subject to a prior written notice to the Lessors ten (10) calendar days before the sublease) to the Lessee’s Affiliate (including the following entities: Internet Solutions LLC (OGRN 1027739244741, INN 7704217370), Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)). However, the Lessor may not reject sublease to third parties without a reason.

13.4.

By signing this Agreement the Lessor gives its written consent that the Lessee may sublease the premises of the canteen and the first-aid post for operations (subject to a prior written notice to the Lessor ten (10) calendar days before the sublease) to the Lessee’s Affiliate (including the following entities: Internet Solutions LLC (OGRN 1027739244741, INN 7704217370), Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)) or any other companies, subject to submission of all the permits for the respective activities to the Lessor.

13.5.

The Lessee, subject to the Lessor’s written consent, may assign its rights and obligations to the Lessee’s Affiliate (including the following entities: Internet Solutions LLC (OGRN 1027739244741, INN 7704217370), Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)).

13.6.	In this Agreement the “Lessee’s Affiliate” means a legal entity in which more than 51% of interests/shares are owned by the Lessee / the Lessee’s founders/members.

13.7.

The Lessee is granted a preemptive right to enter into long-term lease agreements with regard to the Phase 1 Building, the Phase 2 Building, and the Phase 3 Building for a new period, subject to a notice to the Lessor at least twelve (12) months before the end of the lease period under the respective long-term lease agreement. If the Lessee provides such a notice, the Lessee and the Lessor will conduct a bona-fide negotiation for agreement upon the conditions for a new lease period and making a new lease agreement, which shall be entered into (subject to the Parties’ agreement) at least nine (9) months before the end of the lease period under the respective long-term lease agreement.

13.8.	Each of the Parties shall confirm and guarantee the other Party that:

13.8.1.	it has received all the approvals and permits provided for by the foundation documents and the applicable laws of the Russian Federation required for execution and due performance of this Agreement;

13.8.2.

the persons having signed the Agreement for each of the Parties are duly authorized and act in the interest of each of the Parties and in accordance with the foundation documents and the applicable laws.

13.9.

The Parties confirm to each other that by the time of execution of this Agreement, the Long-term Lease Agreement for Phase 1, the Preliminary Lease Agreement for Phase 2, the Long-term Lease Agreement for Phase 2, they will have received all the corporate approvals required for making the specified transactions in accordance with the applicable laws and the internal corporate documents of each of the Parties.

13.10.

The Lessor provides the Lessee with the representations (as provided by Article 431.2 of the Civil Code) given in this Section 13 of the Agreement (Lessor’s Representations) and acknowledges that the Lessee has entered into the Agreement with reliance on the Lessor’s Representations and their accuracy. The Parties have come to an agreement that the Lessor’s Representations and provision of the Lessee’s accurate Representations shall be a material condition of the Agreement. Ensuring accuracy of the Lessor’s Representations as of the Agreement Date and for the period of its validity is the Lessor’s responsibility. The Lessor hereby represents that:

13.10.1.

As of the date of signing the Agreement, the Land Plot and/or the Premises are not pledged, the Land Plot and/or the Premises are not sold or otherwise transferred by the Lessor, are not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Land Plot and/or the Premises, the Land Plot and/or the premises have not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, as a contribution or to joint operations of a simple partnership, the Land Plot and/or the Premises are not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot and/or the Premises are free from any encumbrances and limitations, including the Land Plot and/or the Premises are not charged or servient, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which is not recorded in the Unified State Register of Immovable Property, but exists), except:

13.10.2.

encumbrances on the Buildings pursuant to a real estate pledge (mortgage) agreement made by the Lessor with a credit institution to secure discharge of the Lessor’s obligations made by the Lessor with the Lessor’s affiliated company for the purpose of shareholder funding of the project for construction of the Buildings (hereinafter – “Permitted Encumbrance”).

13.10.3.	Land Plot being servient in favor of the Management and/or utility companies for the purpose of operation of the utilities laid on the Land Plot

13.10.4.

The Premises and/or any other Phase 1 and Phase 2 facilities are not and will not be results of unauthorized construction and/or reconstruction by the Lessor or any other persons according to the applicable laws.

13.10.5.

By November 30, 2019, the Lessor shall enter into a lease agreement for Land Plot 1 and a lease agreement for Land Plot 2 with the lease period of at least twelve (12) calendar months. There are and will be no reasons for disputing the Lessor’s lease rights to Land Plot 1 and Land Plot 2.

13.10.6.

By the date of signing Long-term Lease Agreement 1 by the Parties, the Lessor shall make a long-term lease agreement for Land Plot 1 and a long-term lease agreement for Land Plot 2 with the Management Company with the ending date of the lease period on September 10, 2030 or later. There are and will be no reasons for disputing the Lessor’s long-term lease rights to Land Plot 1 and Land Plot 2.

13.10.7.

Any limitations or encumbrances which may be established with regard to the Land Plot and/or the Premises in the future (reasonably depending on the Lessor) will not have an impact on the Lessee’s activities in the Premises in accordance with the Agreement.

13.11.	The Lessor also warrants that:

13.11.1.

As of the date of signing the Acceptance Certificate, the Premises are duly commissioned in accordance with the laws of the Russian Federation and meet all the applicable construction rules and regulations and the purpose and are not subject to any other lease agreements, except the Agreement.

13.11.2.

As of the date of signing the Agreement, it has all the required permits, licenses, and any other required documents for construction of the Premises, has obtained and/or will obtain all the required approvals of the governmental or municipal and other competent authorities.

13.11.3.	The Lessor observes all the requirements of the laws regarding sanitary, fire, environmental, and construction safety.

13.12.	In interpreting this Lease Agreement, it shall be taken into account that:

13.12.1.	if a Party’s approval or consent is required, it shall be only deemed valid if given in writing;

13.12.2.	days shall mean calendar days, except when business days are specifically mentioned in the Agreement;

13.12.3.	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

13.12.4.	the headings of clauses and Appendices of this Agreement are given for convenience only and shall not be used to interpret the contents of the Agreement;

13.12.5.	unless the context indicates otherwise, any reference to the clause or Appendix means a reference to the relevant Clause or Appendix of this Agreement;

13.12.6.	references to “expenses” include any reasonable losses, damage and properly incurred expenses and costs confirmed by documents, but do not include loss of profit;

13.13.	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own cost.

13.14.

If any provision of this Agreement is deemed by a court resolution or otherwise invalid, unlawful or unenforceable for any reason, it shall not affect the remaining provisions hereof. The Parties undertake to make the necessary amendments to the provisions hereof which are invalid, unlawful or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material provisions hereof.

13.15.

A material change in the circumstances from which the Parties proceeded at the conclusion of this Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for modification or termination of this Agreement by either Party.

13.16.	After signing the Agreement all the previous correspondence and agreements of the Parties shall become void.

13.17.

The Parties acknowledge and confirm that the Agreement is a mixed agreement combining all the signs of a preliminary agreement, a service agreement, a contractor agreement, an option for making an agreement, and a lease agreement.

Therefore, the relations between the Parties under the Agreement shall be regulated by the laws applicable to the above-mentioned agreements, unless otherwise stipulated by the Agreement or results from the nature of the Parties’ relations.

13.18.

From the time (date) of signing the Certificate of Transfer for Use for Premises 1, the Lessee shall be entitled to use Premises 1 in accordance with their intended purpose determined in Clause 2.6 of Appendix 3 to this Agreement.

During the period of using Premises 1 the Parties’ relations shall be applied the conditions agreed by the Parties in the Long-term Lease Agreement being Appendix 3 hereto, i.e. Clause 6 (Lessee’s Rights and Obligations), Clause 7 (Lessor’s Rights and Obligations), Clause 8 (Parties’ Liability), Clause 9 (Termination of the Agreement), Appendix 1 (Lessee Rules), Appendix 3 (Certificate of Delineation of Operational Responsibility).

Use of Premises 1 in accordance with their intended purpose under the conditions of this Agreement shall be stopped automatically upon signing Long-term Lease Agreement 1 by the Parties.

13.19.

For use of Premises 1, from the date of signing the Certificate of Transfer for Use for Premises 1 by the Parties, the Lessee shall be charged the Use Fee for Premises 1 in accordance with the provisions of Appendix 3, i.e. Clause 3 (Composition and Amount of the Lease Payment. Security Payment) and Clause 4 (Procedure for Settlements). The fixed use fee shall be calculated in the amount of and in the same way as the Fixed Part of the Lease Payment and the variable use fee – in the amount of and in the same way as the Variable Part of the Lease Payment.

13.20.	The Agreement is executed in two (2) copies both having equal legal force, one (1) copy for each Party.

13.21.

The Agreement contains the following Appendices forming an integral part hereof. In case of any discrepancies between the Agreement provisions and the appendices hereto, the provisions hereof shall prevail.

Appendix 1.1.	General Layout;

Appendix 1.2	Phase 1 Buildings Layout;

Appendix 1.3	Terms of Reference;

Appendix 1.4.	Schedule and Interaction between the Parties;

Appendix 1.5	Construction Readiness of Premises as of the Date of Access;

Appendix 2.1	Access Certificate form;

Appendix 2.2	Form of Certificate of Transfer for Use for Premises 1

Appendix 3	Long-term Agreement Form

Appendix 4	Certificate of Admission to the Lessee’s Works

14.	APPLICABLE LAWS AND DISPUTE RESOLUTION

14.1.	The Agreement has been drawn up and is subject to interpretation and regulation in accordance with the applicable Russian laws.

14.2.

In case of any dispute between the Parties in relation to this Agreement, upon request of one of the Parties, the authorized representatives of the Parties shall meet within five (5) Business Days from the date of the request in order to resolve the dispute without recourse to a court.

14.3.

If any dispute is not resolved in accordance with Clause 13.2 of the Agreement within ten (10) business days upon the request (mandatory pre-judicial (complaint) procedure), any dispute arising out of this Agreement or related to it shall be resolved in the Arbitrazh (Commercial) Court of Moscow, unless otherwise agreed in the course of negotiation.

15.	LEGAL ADDRESSES, BANK DETAILS AND SIGNATURES OF THE PARTIES

The Lessor: ORC Zelenodolsk 2 LLC OGRN 1191690068459 INN 1648050437	The Lessee: Ozon Volga LLC OGRN 1191690053829 INN 1648050123

Address: Address: 3 Promzona Tekhnopolis Novaya Tura Street, unit 15–25, Zelenodolsk 422540, Zelenodolsk district, Republic of Tatarstan	Address: 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan

Director ORC Zelenodolsk 2 LLC /Signature/ Y.A. Zakharov	General Director Ozon Volga LLC /Signature/ A.I. Pavlovich

/Seal: Orc Zelenodolsk 2 Limited Liability Company INN 1648050437 OGRN 1191690066459/	/Seal: Ozon Volga Limited Liability Company/

Appendix 3

to Preliminary Lease Agreement dated

August 6, 2019

FORM

LONG-TERM LEASE AGREEMENT

START OF THE LONG-TERM LEASE AGREEMENT FORM

LONG-TERM LEASE AGREEMENT

This Long-term Lease Agreement is made on [date] in the city of                      ,

Russian Federation, by and between:

(1)

ORC Zelenodolsk 2 Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in the Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: August 22, 2019, OGRN 1191690068459, INN 1648050437, KPP 164801001, located at 3 Promzona Tekhnopolis Novaya Tura Street, unit 15–25, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its Director Yevgeny Alexandrovich Zakharov acting under the Articles of Association (hereinafter – “Lessor”); and

(2)

Ozon Volga Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in the Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: June 28, 2019, OGRN 1191690053829, INN 1648050123, KPP 164801001, located at 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its General Director Andrey Igorevich Pavlovich (hereinafter – “Lessee”);

hereinafter collectively referred to as the “Parties” and individually – as a “Party”, as follows:

1.    GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Lease Agreement have the following meaning:

“Acceptance Certificate” means an Acceptance Certificate drawn up in the form of Appendix 6 to this Lease Agreement;

“Certificate of Delineation of Operational Responsibility” means a document where the Parties have agreed the boundaries of the Lessor’s and the Lessee’s areas of responsibility for operation and technical condition of the utilities and equipment in the Warehouse Building. The Certificate of Delineation shall be signed by the Parties when signing the Acceptance Certificate and shall be Appendix [x];

“Lease Payment” shall mean the sum of all the payments specified in Clause 4.1 of the Lease Agreement, payable under the provisions of the Lease Agreement;

“Leased Area of the Complex” means the area of the buildings to be leased of which the Complex consists, as determined and calculated in Appendix 2 hereto;

“Leased Area of the Warehouse Building” means the leased area of the Warehouse Building determined and calculated in Appendix 2 hereto;

“Leased Area of the Premises” shall mean the leased area of Premises determined in Clause Error! Reference source not found. of this Lease Agreement and Appendix 2 to this Lease Agreement;

“Basic Lease Payment” means the basic lease payment for the Premises, being a part of the Lease Payment and specified in Clause 4.5.1 of the Lease Agreement;

“Cadastral Engineer” means an individual being a member of a self-regulated organization of cadastral engineers having carried out a technical inventory check of the Building and having prepared its technical plan;

“Starting Date of the Lease Period” means the date specified in Clause 3.1 of this Lease Agreement;

“Payment Days” means each first business day of each Calendar Month;

“Payment Day” means one of them;

“Agreement” means this Agreement, including all the appendices and supplementary agreements hereto (if any);

“Supplementary Agreement” means a supplementary agreement to the Agreement to be signed by the Parties according to the form given in Appendix 10 to the Agreement;

“EGRN” shall mean the Unified State Register of Immovable Property of the Russian Federation;

“Building” / “Warehouse” / “Warehouse Building” means a non-residential building with cadastral number [●], purpose: [●], total area of [●], number of floors: [●], located at:                     , [●]. The Building is owned by the Lessor based on permit for facility commissioning [●] of which record [●] has been entered into the Unified State Register of Immovable Property of [●].

The Lessor guarantees that the Building is not pledged or sold, is not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Building, the Building has not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, as a contribution or to joint operations of a simple partnership. The Building is not under prohibition of registration activities in the authority responsible for state registration of rights to real estate. The Building is free from any encumbrances and limitations, including the Building is not charged, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which is not recorded in the Unified State Register of Immovable Property, but exists), except: encumbrances on the Buildings pursuant to a real estate pledge (mortgage) agreement made by the Lessor with a credit institution to secure discharge of the Lessor’s obligations made by the Lessor with the Lessor’s affiliated company for the purpose of shareholder funding of the project for construction of the Buildings (hereinafter – “Permitted Encumbrance”).

“Land Plot 1” means a land plot with the total area of [●] with cadastral number [●], land category: settlement lands, permitted use type: [●], located at:                     , [●], held by the Lessor based on the right of [●].

“Land Plot 2” means a land plot with the total area of [●] with cadastral number [●], land category: settlement lands, permitted use type: [●], located at:                     , [●], held by the Lessor based on the right of [●].

“Land Plot” – Land Plot 1 and Land Plot 2 hereinbefore, hereinafter referred to as the “Land Plot”;

For the purpose of this document the term “Land Plot” also includes any other land plots which may be formed out of it.

The Lessor guarantees that the Land Plot is not pledged or sold and is not under arrest (seizure), no recourse is taken against the Land Plot and/or the Premises, the Land Plot has not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, as a contribution or to joint operations of a simple partnership; the Land Plot is not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot is free from any encumbrances and limitations, including the Land Plot is not charged or servient, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which is not recorded in the Unified State Register of Immovable Property, but exists), except: encumbrances on the Buildings pursuant to a real estate pledge (mortgage) agreement made by the Lessor with a credit institution to secure discharge of the Lessor’s obligations under a loan agreement or an agreement of further pledge of real estate (mortgage) made by the Lessor with the Lessor’s affiliated company for the purpose of shareholder funding of the project for construction of the Buildings (hereinafter – “Permitted Encumbrance”).

Land Plot being servient in favor of the Management and/or utility companies for the purpose of operation of the utilities laid on the Land Plot;

“Industrial Park” means Zelenodolsk Industrial Park – land fund with infrastructure for location of industrial facilities located in the south-western sector of the road junction at the crossing of the M-7 Volga and R-175 Kazan – Yoshkar-Ola federal routes (coordinates 55.852325, 48.848703).

“Utilities” means any existing or future utilities intended for transfer of materials or energy and any auxiliary equipment attached to them or complementary to them;

“Complex” means Zelenodolsk Industrial Park – land fund with infrastructure for location of industrial facilities located in the south-western sector of the road junction at the crossing of the M-7 Volga and R-175 Kazan – Yoshkar-Ola federal routes (coordinates 55.852325, 48.848703).

“VAT” means the value added tax stipulated by the laws of the Russian Federation;

“Lessee’s Equipment” means a rack system and any other equipment of the Lessee intended for installation or installed in the Premises at any time during the Lease Period;

“Force Majeure Events” means extraordinary, unforeseen and unavoidable circumstances under the given conditions, as defined in Clause 3, Article 401 of the Civil Code of the Russian Federation, by which the Parties shall, inter alia, mean extraordinary events or circumstances which the Party could neither foresee nor prevent by reasonable means, including, inter alia, natural disasters, war, revolution, rebellion, civil unrest, exercise by the State of the preemptive rights of acquisition in case of the nationwide emergency, nuclear explosion, radioactive or chemical contamination, as well as other circumstances being beyond reasonable control of the Parties and making it impossible to perform their obligations hereunder, provided that violation of obligations by the counterparties of the relevant Party, lack of funds and such financial circumstances as currency exchange rate fluctuations or market value declines, shall not be deemed Force Majeure Events;

“Operational Maintenance” means the services provided by the Management Company related to maintenance of the Complex, the Warehouse Building, and the Land Plots;

“Operating Expenses” means the Operational Maintenance fee being a part of the Lease Payment determined according to Clause 4.5.2 of the Agreement;

“Parking” means the surface parking where the parking slots may be used by the Lessee in accordance with the Agreement conditions;

“Variable Part of the Lease Payment” means the fees for utility, heating, water supply and water discharge consumed by the Lessee in the Premises, being a part of the Lease Payment and calculated in accordance with Appendix 7 hereto;

“Premises” means all the premises leased out by the Lessor to the Lessee under this Lease Agreement specified in Clause 2 of this Agreement;

“Preliminary Lease Agreement” means the preliminary lease agreement made by the Parties on [●];

“Works” means the totality of the general construction, construction and installation and other works of the Lessor on the Premises and preparation of the Premises for the Lessee’s Works and further operation of the Premises by the Lessee.

“Lessee’s Works” means (a) installation of the Lessee’s Equipment in the Premises and/or (b) any works related to finishing, improvement, additions or repair in the Premises which may be carried out by the Lessee during the Lease Period;

“Intended Purpose” means permitted use of the Premises in accordance with Clause 2.6 of the Agreement;

“Lease Period” means the lease period specified in Clause 3.1 of the Lease Agreement;

“Certificates of Insurance” means certificates of insurance, obtained by the Lessor in the performance of obligations of the Lessor, stipulated by Clauses 6.19 and 7.1.22 of this Agreement (“Insurance”), and “Certificate of Insurance” means any of them;

“Insured Risks” means the risks insured as a part of property insurance within the limits in which insurance against the specified risks are usually provided by reputable insurance companies and other risks (subject to exceptions, franchises and limitations set by the insurers);

“Terms of Reference” means Appendix 1.3 to Preliminary Agreement 1.

“Management Company” means the Lessor or any other person engaged by the Lessor for the purpose of management and operation of the Complex, the Warehousing Complex and/or the Premises.

2.    SUBJECT MATTER OF THE LEASE AGREEMENT

2.1.

In accordance with the Agreement, the Lessor shall lease out to the Lessee and the Lessee undertakes to take on lease the Premises, pay the Lease Payment and other payments in the amount and within the timelines specified in the Agreement and upon termination or expiration of the Agreement shall return the Premises to the Lessor in accordance with the Agreement conditions.

2.2.	The Premises are the Warehouse Building Premises with the total area of [●] sq. m and the Equipment installed in them (hereinafter together or separately referred to as the “Premises”) and consist of:

2.2.1.	2.2.1. Warehouse Premises with the total area of [●] sq. m located on the [●] floor of the Building, such as:

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	…

(hereinafter together or separately referred to as the “Warehouse Premises”);

2.2.2.	2.2.2. Auxiliary premises located on the [●] floor of the Building with the total area of [●] sq. m, including:

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	…

(hereinafter together or separately referred to as the “Office Premises”).

2.2.3.	2.2.3. Mezzanine Premises with the total area of [●] sq. m located on the [●] floor of the Building, including:

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	unit (or a part of unit) No. [●] with the area of
[●]	sq. m;

•	…

(hereinafter together or separately referred to as the “Mezzanine Premises” or the “Mezzanine”).

2.2.4.	2.2.4. Premises for storage of hazardous goods with the total area of [●] sq. m located on the [●] floor of the Building, including:

•	unit (or a part of unit) No. with the area of
[●]	sq. m;

•	unit (or a part of unit) No. with the area of
[●]	sq. m;

•	…

(hereinafter together or separately referred to as the “Premises of the Hazardous Goods Area” or the “Hazardous Goods Area”).

2.2.5.	2.2.5. Checkpoint buildings with the total area of [●] sq. m.

(hereinafter together or separately referred to as the “Checkpoint Buildings” or the “Checkpoint”).

2.3.

The numbers of the Premises and their area are specified in accordance with the technical plan of the Building dd. [●] prepared by the Cadastral Engineer. The boundaries of the Premises are specified in the Premises Layout being an integral part of the Agreement (Appendix No. 1 to the Agreement).

2.4.

The Lessee has been notified that, if required, state cadastral registration of the Premises specified above in Clause 2.2 of the Agreement will be provided as a part of the Building at the time of state registration of the Agreement and encumbrance on the Building in the form of lease, which will not impact the Lessee’s rights and obligations under the Agreement.

2.5.

For the avoidance of doubt, the Parties hereby confirm that, if specification of the Premises’ characteristics is required, such characteristics will be introduced into the Agreement by signing a Supplementary Agreement only for the purpose of state registration of the agreement, and will not mean inconsistence of the leased facility. The Parties hereby confirm that the leased facility is fully agreed by them in the Agreement.

2.6.	Purpose of the Premises (Intended Purpose):

•

The Warehouse Premises are intended to be used for storage and warehouse logistics: loading and unloading activities for relocation, placement and processing of the specified carriers in the Warehouse Premises.

•	The Office Premises are intended for placement of stationary work stations of the Lessee, provision for rest and hygiene of the Lessee’s employees and for the utility needs of the Lessee;

•

The Mezzanine Premises are intended to be used for storage and warehouse logistics: loading and unloading activities for relocation, placement and processing of the specified carriers in the Warehouse Premises.

•	The Premises of the Hazardous Goods Area are intended for storage of hazardous goods according to the interstate standard of GOST 19433-88 Dangerous Goods. Classification and Marking.

2.7.

At the time of leasing the Premises to the Lessee, the Lessee shall be also provided with parking space with the total number of 496 parking slots of which 467 parking slots for passenger vehicles and 29 for trucks (hereinafter – “Parking Slots”)

2.8.

Simultaneously with leasing the Premises the Lessee shall also obtain the right to use the common areas. The common areas mean the parts of the Warehouse Complex intended for common non-exclusive use by the lessees and users of the Warehouse Complex (hereinafter – the “Common Areas”).

3.    LEASE PERIOD

3.1.

The Lease Agreement is made for a period of seven (7) years (Lease Period) from the Starting Date of the Lease Period. The Starting Date of the Lease Period shall be the date of signing the Acceptance Certificate for the Premises by the Parties.

3.2.

The Lessee shall have a preemptive right under the Agreement to make a lease agreement for a new period, subject to a written notice of its intention to the Lessor at least twelve (12) months until the end of the Lease Period. If the Lessee provides such a notice, the Parties will conduct a bona-fide negotiation for agreement upon the conditions for a new lease period and making a new lease agreement, which shall be entered into (subject to the Parties’ agreement) at least nine (9) months before the end of the lease period under the Agreement.

3.3.	Except for the case of entering into a lease agreement for a new period in accordance with Clause 3.3 of the Lease Agreement, the Lessee may not use the Premises after the Lease Period has expired.

3.4.

This Lease Agreement is subject to the state registration pursuant to the applicable laws of the Russian Federation in the manner prescribed by laws and shall enter into force upon its state registration.

The Parties have come to an agreement that starting from the date of signing this Agreement by both the Parties and until the time of its state registration, the Agreement shall be deemed a short-term lease agreement with the lease period of eleven (11) months from the date of its signing. The action of the Agreement as a short-term lease agreement shall be automatically prematurely terminated at the time of state registration of the Agreement, and in case of no such registration, it shall be extended for the same period.

until its state registration the Parties acknowledge the Agreement and all its conditions as valid with respect to the Parties’ relations and may not refer to the absence of its state registration as a reason for invalidity and non-existence of this Agreement.

3.5.

In accordance with the conditions of paragraph 2 of Article 425 of the Civil Code of the Russian Federation, the Parties have established that the Agreement shall cover the Parties’ relations having arisen at the time of signing the Agreement.

3.6.	Procedure for transfer and return of the Premises

3.6.1.	Transfer of the Premises.

3.6.1.1.

The Lessor shall transfer and the Lessee, subject to absence of any defects in the Premises preventing from their use in accordance with the Intended Purpose, shall accept the Premises with the equipment installed in them under an Acceptance Certificate (Appendix No. 4) to the Agreement within [●] upon the date of signing the Access Certificate signed by the Parties under the Preliminary Lease Agreement.

The Lessor’s obligations for transfer of the Premises and the Equipment in them shall be deemed discharged upon signing the Acceptance Certificate.

3.6.1.2.

The Lessor shall notify the Lessee of the readiness to transfer the Premises at least five (5) business days until the date specified in this Clause after which the Parties shall jointly inspect the Premises. Based on the results of the inspection, the Lessor shall lease out the Premises to the Lessee, and to confirm the lease the Parties shall sign the Acceptance Certificate for the Premises in the form of Appendix 4 to the Agreement (Acceptance Certificate).

3.6.1.3.

In case any minor defects which do not prevent from use of the Premises in accordance with their intended purpose are identified in the Premises, the Parties shall fix these defects in the Acceptance Certificate and shall specify the time for their elimination using the efforts and at the cost of the Lessor.

3.6.1.4.

In case any defects preventing from use of the Premises in accordance with their Intended Purpose are identified in the course of the inspection, the Parties shall fix all the defects in the Inspection Report and the time of transfer of the Premises shall be shifted by the number of days required for their elimination.

3.6.2.	Return of the Premises.

3.6.2.1.

Upon the end of the Lease Period the Lessee undertakes to vacate the Premises on or prior to the last day of the Agreement Period and transfer them to the Lessor and the Lessor undertakes to accept them under the Acceptance (Return) Certificate for the Premises.

3.6.2.2.

The Lessee shall undertake to return the Premises in the same condition as it has received them, taking into consideration the normal wear, including transfer all the restructuring and reconfigurations (reequipment) and other permanent improvements in the Premises.

3.6.2.3.	All the permanent improvements in the Premises provided by the Lessee shall become the Lessor’s property without compensation of their value.

3.6.2.4.

For the avoidance of doubt and in case of an early termination of the Agreement both in court and without recourse to a court for the reasons for which the Lessor is responsible, the Lessor shall compensate the Lessee the residual value of the permanent improvement provided by the Lessee upon the Lessor’s consent in accordance with the procedure provided for in Clause 6.7 of the Agreement.

3.6.2.5.	The Parties agree that at the time of return of the Premises the Lessor will not require elimination of the following possible damages to the Premises (hereinafter – the “Damages”):

•

dots, impurities, scratches, and abrasion marks on the walls, ceilings, and floor of the Premises from regular use of the Premises in accordance with the Intended Purpose in case the total surface area of the specified damages does not exceed 10% of the total surface area of the walls, ceilings, and floor;

•	holes in the walls resulting from dismantling of equipment, furniture, and decoration elements whose diameter does not exceed 10 mm;

•	dustproof coating wear;

•	possible defects of the utility equipment resulting from its normal wear or upon expiration of the standard service life of such equipment.

For the purpose of the Agreement the Damages specified in this Clause will be included in the definition of the term “natural wear” in accordance with the Laws.

3.6.2.6.

When returning the Premises, the Lessee may leave any built-in closets, shelves and any other built-in furniture, reception desks, sensors, video cameras, and control panels of the Lessee’s security system installed in the Premises, cables of the access control system of the Premises, and partitions whose installation has been agreed by the Lessor. In case of dismantling of the built-in closets, shelves and other built-in furniture in the Premises, it shall be carried out with the minimum damage to the Premises (walls, ceiling, floor, and any other elements to which they have been fixed).

3.6.2.7.

If any repair of the Premises to be returned is required due to incompliance of their condition with the natural wear definition and if that condition results from the Lessee’s fault, the Parties shall agree upon the Certificate of Premises Return with description of the defects and indication of presence/absence of damage, the scope of the damage, the ways and timelines of repair, replacement or monetary compensation of the damage.

In case of any dispute arising regarding presence of defects in the Premises to be returned outside of the natural wear limits and the Lessee’s fault as cause of such defects, the Parties may engage an expert organization for examination. The procedure for engagement of an expert organization is determined by the Parties in Clause 9.2.2. of the Agreement.

3.6.2.8.

If upon expiration of the Lease Period or in case the Agreement is prematurely terminated, the Lessee has not vacated the Premises in time (within the timelines specified in Clause 6.1.23 of the Agreement), the Lessee shall transfer the Lessor the Lease Payment for all the days of the actual use of the Premises and a penalty, subject to a written claim by the Lessor, in the amount of 0.33% of the monthly Fixed Part of the Lease Payment for each calendar day of the delay in discharge of the obligations.

The Lessee shall pay to the penalty specified in this Clause within five (5) banking days upon receipt of the respective claim from the Lessor.

3.6.2.9.

Within twenty (20) banking days upon the ending date of the Lease Period or early termination of the Agreement, the Parties shall draw up and sign a bilateral reconciliation statement. This statement shall be prepared by the Lessor.

4.    LEASE AND OTHER PAYMENTS

For use and possession of the Premises and Parking Slots the Lessee shall pay the Lease Payment to the Lessor during the Lease Period, including the Fixed Part of the Lease Payment and the Variable Part of the Lease Payment (utility charges).

4.1.	The Fixed Part of the Lease Payment consists of:

•	Basic Lease Payment;

•	Operating Expenses;

•	Parking Fee.

4.2.	The Basic Lease Payment shall include:

•	use and possession fee for the Premises;

•	use fee for the Common Areas;

•	use fee for the Land Plot for the purpose of access to the Building and the Premises, loading and unloading;

•	fee for placement of signs with the Lessee’s name in the entrance space of the Building.

4.3.	The Operating Expenses shall include the costs related to maintenance of the Complex, the Building, and the Premises, such as:

•

cleaning outside of the Premises (including outdoors), removal of snow and ice in winder, including from the Parking Slots provided to the Lessee, with possible placement of the snow being removed on the Parking Slots of the Lessee, but occupying no more than 10 parking slots (for trucks) for the maximum time of 3 days;

•	maintenance and repair of the Building, including the main utilities in accordance with the Certificate of Delineation of Operational Responsibility;

•	maintaining green plants on the Land Plot;

•	washing windows outside of the Building twice a year;

•	arrangement of places for collection of solid utility/household waste;

•	ensuring fire safety in accordance with the Certificate of Delineation of Operational Responsibility;

•

operation, repair, replacement, cleaning, and maintenance of the fire alarm system, the automatic firefighting system, the firefighting equipment and auxiliary devices, and primary means of firefighting;

•	insurance of the Building;

•

depreciation of equipment (including without limitation utilities, equipment in the ventilation premises, a proportional part of the equipment in the common area ventilation premises, cleaning equipment, snow removal equipment);

•	tax on the land / lease payment for the land plot;

•

ensuring 24 h heating of the Building in the heating season and maintaining ventilation of the Building during the whole year in accordance with the requirements to heating and ventilation specified in the Terms of Reference (this service does not include payment of the utility service paid by the Lessee as a part of the utility charges);

•	ensuring supply of electricity, water supply and water discharge (this service does not include payment of the utility services paid by the Lessee as a part of the utility charges);

•	providing the Warehouse Complex and the leased Premises with the firefighting equipment, including a properly functioning fire alarm system;

•	providing for lighting of the Common Areas.

4.4.	Utility Charges – compensation of the Lessor’s costs for the actual consumption by the Lessee of:

•	electricity (power);

•	thermal energy (heating, hot water supply);

•	water consumption for cold and hot water supply;

•	waste water collection (water discharge);

•	compensation of the Management Company’s costs for maintaining the off-site utilities, but no more than RUB 150,000 per month

4.5.	Amount of the Fixed Part of the Lease Payment:

4.5.1	The Basic Lease Payment shall be calculated using the following rates (excluding VAT):

(a)	RUB three thousand nine hundred forty (3,940) per one (1) sq. m of Warehouse Premises 1, i.e. RUB [●] ([●]) for the Warehouse Premises per month, excluding VAT;

(b)

RUB five thousand eight hundred forty (5,840) per year per one (1) sq. m of the Office Premises, i.e. RUB [●] ([●]) for the Office Premises per month, excluding VAT, as of the date of signing the Agreement;

(c)

RUB three thousand nine hundred forty (3,940) per year per one (1) sq. m of the Mezzanine, i.e. RUB [●] ([●]) for the Mezzanine Premises per month, excluding VAT, as of the date of signing the Agreement;

(d)	RUB three thousand nine hundred forty (3,940) per year per one (1) sq. m of the Hazardous Goods Area, i.e. RUB [●] ([●]) for the Premises of the Hazardous Goods Area per month, excluding VAT;

(e)	RUB five thousand eight hundred forty (5,840) per year per one (1) sq. m of the Checkpoint Buildings, i.e. RUB [●] ([●]) for the Checkpoint Buildings, excluding VAT;

(f)	RUB one thousand eight hundred forty (1,840) per year per one (1) sq. m of the Technical Premises, i.e. RUB [●] ([●]) for the Technical Premises per month, excluding VAT.

4.5.2

The Operating Expenses shall be calculated at the rate of RUB six hundred sixty (660) per one (1) sq. m of the Premises, excluding VAT, i.e. RUB [●] ([●]) for the Premises per month, excluding VAT, as of the date of signing the Agreement;

4.5.3	The Parking Fee is calculated as follows:

(a)	RUB seven thousand two hundred (7,200) per month (excluding VAT) per one (1) parking slot for a truck and

(b)	RUB two thousand five hundred (2,500) per month (excluding VAT) per 1 (one) parking slot for a passenger vehicle,

As of the date of signing the Agreement, the Parking Fee is RUB              (            ), excluding VAT.

4.6.

In case the Lessee is granted access to Premises 2 on the conditions and in accordance with the procedure provided for in the Preliminary Lease Agreement 1 (as confirmed by the Premises 2 Access Certificate signed by both the Parties) or the Lessee has not accepted the Phase 2 Option by February 1, 2022, the Basic Lease Payment under this Agreement specified in Clause 4.5.1 of the Agreement shall be changed by an increase by RUB five hundred (500), excluding VAT, taking into consideration the annual indexation (Clause 4.11.1 hereof), if the annual indexation has been applied to the Basic Lease Payment rates hereunder (according to the conditions of Clause 4.11.1 hereof). In this case, charging the Phase 2 Option Payment shall be stopped.

4.6.1.	For the avoidance of doubt, the increase in the Basic Lease Payment, depending on the date of signing the Access Certificate for Premises 2 by the Parties is shown below:

Date of signing the Access Certificate for Premises 2 by the Parties	Increase in the Basic Lease Payment for Premises 1, excluding VAT, taking into consideration the annual indexation
From September 15, 2019 to September 15, 2021	At least* RUB 500.00

From September 15, 2021 to September 15, 2022	At least RUB 520.00

From September 15, 2022 to September 15, 2023	At least RUB 541.00

From September 15, 2023 to September 15, 2024	At least RUB 562.00

From September 15, 2024 to September 15, 2025	At least RUB 585.00

From September 15, 2025 to September 15, 2026	At least RUB 608.00

From September 15, 2026 to September 15, 2027	At least RUB 633.00

From September 15, 2027 to September 15, 2028	At least RUB 658.00

From September 15, 2028 to September 15, 2029	At least RUB 684.00

From September 15, 2029 to September 15, 2030	At least RUB 712.00

From September 15, 2030 to September 15, 2031	At least RUB 740.00

From September 15, 2031 to September 15, 2032	At least RUB 770.00

*

by “at least” in the table above the Parties mean solely the case of unilateral indexation of the Basic Lease Payment by the Lessor (Clause 4.11.2 of this Agreement). The amounts listed in the table above are specified as: RUB five hundred (500) changed by the amount of the annual indexation (Clause 4.11.1 of this Agreement) if the annual indexation has been applied to the Basic Lease Payment under the Agreement.

4.7.	The Parties have agreed that the Lease Payment shall be charged and paid as follows:

4.7.1.

Starting from the date of signing the Acceptance Certificate by the Parties, the Lessor shall charge and the Lessee shall pay the Lease Payment in full (Fixed Part of the Lease Payment, Variable Part of the Lease Payment).

4.7.2.

The accounting period shall be 1 (one) calendar month (from 00:00 of the first day until 24:00 of the last day of the calendar month). In case the lease lasts for less than one calendar month, the Lease Payment value shall be calculated in proportion to the actual number of days of the lease.

4.7.3.

The Fixed Part of the Lease Payment shall have been paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

4.7.4.

The Variable Part of the Lease Payment for the first two months of the lease from the date of signing the Acceptance Certificate for the Premises shall be paid within ten (10) business days upon receipt of the documents listed below by the Lessee and not earlier than the last day of the accounting month:

•	Invoice;

•	Universal Acceptance Certificate (UAC) for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility consumed by the Lessee, calculation of the scope of the utilities consumed in accordance with the readings of the metering devices or, if applicable, by calculation in proportion of the area of the Premises to the Building area;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utility services (copies of the supporting documents from the utility providers).

4.7.5.	Upon expiration of period set by Clause 4.7.4 of the Agreement the Variable Part of the Lease Payment in the part of the Utility Charges shall be paid as follows:

4.7.5.1.

The Utility Charges compensating the Lessor’s costs for thermal power (heating, hot water supply), water consumption for the needs of cold and hot water supply, collection of waste waters (water discharge) and compensation of the Management Company’s costs shall be paid by the Lessee within ten (10) business days upon receipt of the documents listed in Clause 4.7.4 of the Agreement by the Lessee.

4.7.5.2.	The Lessee shall pay the Utility Charges compensating the Lessor’s costs for electricity (power) as follows:

4.7.5.2.1.

Prepayment in the amount of seventy percent (70%) of the Variable Part of the Lease Payment in the part of the Utility Charges compensating the Lessor’s costs for electricity (power) for the last but one month shall be provided by the 10th day of the accounting month. The invoice shall be issued to the Lessee by the 5th day of the accounting month.

4.7.5.2.2.

The final settlement on the Variable Part of the Lease Payment in the part of the Utility Charges compensating the Lessor’s costs for electricity (capacity) shall take place in the accounting month, less the amount paid as prepayment during the accounting month, within ten (10) business days upon the date of receipt by the Lessee of:

•	Invoice;

•	Universal Acceptance Certificate (UAC) for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility consumed by the Lessee, calculation of the scope of the utilities consumed in accordance with the readings of the metering devices or, if applicable, by calculation in proportion of the area of the Premises to the Building area;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utilities (copies of the supporting documents from the utility providers).

4.7.5.2.3.

In case the prepayment amount exceeds the cost of the utility services transferred and consumed by the Lessee in the accounting month, the excess amount paid shall be counted towards the variable part of the lease payment for the next accounting period.

4.8.

Unless otherwise specified in the Agreement, all the rates and amounts of the payments specified herein are given excluding VAT. If in accordance with the laws of the Russian Federation, the payment amounts are subject to VAT, the VAT amount (calculated at the then applicable rate) will be specified in the respective invoice of the Lessor and shall be paid by the Lessee according to the same procedure as the payment amounts.

4.9.

In case the Lessee makes any payment under this Agreement which is subject to VAT, the Lessee shall pay the respective VAT amount to the Lessor. In case the Lessee compensates the Lessor the costs incurred by the latter, it shall also compensate the Lessor the VAT amount related to such costs.

4.10.

The Parties shall carry out reconciliation of payments on the quarterly basis by the 5th day of the month following the end of the quarter by signing a Reconciliation Statement for the previous quarter

4.11.	Indexation:

4.11.1.

Starting from the 13th month of the lease counted from the date of signing the Acceptance Certificate for the Premises, the amounts of Basic Lease Payment, the Operating Expenses, and the Parking Fee applicable as of the time of sending a notice of indexation by the Lessor shall be subject to annual indexation by 4% per year vs. the applicable amounts of the Basic Lease Payment, the Operating Expenses, and the Parking Fee.

4.11.2.

The Lessor shall be entitled to unilaterally change the amount of the Basic Lease Payment, the Operating Expenses, the Parking Fee by Consumer Price Index in case the Consumer Price Index according to the data of the State Statistics Committee of Russia (hereinafter – “RF CPI) (the data on the RF CPI is placed on the website of the authorized body for goods and services prices) has grown by more than 70% in the recent year vs. the previous one.

4.11.3.

The Lessor shall send to the Lessee a written notice of a change in the amounts of the Basic Lease Payment, the Operating Expenses, the Parking Fee with indication of the new amount of the Basic Lease Payment, the Operating Expenses, and the Parking Fee and the date starting to which the Lessee shall pay the changed Basic Lease Payment, Operating Expenses, and Parking Fee with a reference to the indexation amount with attachment of a printout from the website of the Federal State Statistics Service of Russia.

In any case the Lessor’s notice shall be sent at least thirty (30) calendar days before the date of such change.

The Lessee hereby agrees with the notice of a change in the Basic Lease Payment, the Operating Expenses, and Parking Fee, including its agreement to consider the notice of a change in the Basic Lease Payment, the Operating Expenses, and the Parking Fee an integral part of the Agreement changing the Lessee’s obligations for payment of the Basic Lease Payment, the Operating Expenses, and the Parking Fee, starting from the date specified in the notice. The Basic Lease Payment, the Operating Expenses, and the Parking Fee in accordance with this Clause shall be unilaterally changed by the Lessor without any additional consent by the Lessee.

4.12.

The Lessee shall make payments under the Agreement by transfer to the Lessor’s bank account specified in the Agreement, and the Lessor may change this bank account during the Lease Period. The Lessor shall notify the Lessee of the change in advance, but no later than ten (10) business days before the date of the next payment.

4.13.

Any payment under the Lease Agreement shall be deemed to be made by one Party and actually received by the other Party from the moment the funds are credited to the respective account of the payee’s bank. The risks related to non-discharge of the payment obligations provided for by the Agreement resulting from activities of the banks with which the Parties have banking service contracts shall be borne by the Party whose bank has committed the actions resulting in violation of the Parties’ obligations.

4.14.

The Parties have agreed that if the Lessee is deprived of the opportunity to carry out its activities in the Premises (for the reasons beyond the Lessee’s control or control of its representatives or persons employed by the Lessee or its counterparties (including without limitation logistic operators, agents, users, carriers, suppliers)) for more than forty eight (48) hours in sequence, the Basic Lease Payment and the Operating Expenses shall be recalculated downwards in proportion to the number of hours when the Lessee could not carry out its activities in the Premises. The Lessee shall notify the Lessor of inability to use the Premises in accordance with its Intended Purpose and shall stop using them until elimination of the reasons resulting in inability to use them.

5.    SECURITY UNDER THE AGREEMENT

5.1.

The amount of the Security Payment shall be determined as the lease payment for eight (8) months for all the premises based on the Basic Lease Payment specified in Clause 4.5.1 of the Agreement and the Operating Expenses rate specified in Clause 4.5.2, the Phase 2 Option Payment under Preliminary Lease Agreement 1 and the parking fees specified in Clause 4.5.3 of the Agreement, including VAT.

5.2.	As of the date of signing the Agreement the Security Payment shall be RUB [●] ([●]), no VAT is applied.

The Security Payment shall be transferred by the Lessee to the Lessor’s settlement account within ten (10) business days upon the date of signing the Agreement if it has not been transferred earlier according to the Preliminary Lease Agreement. In this case a part of the Security Payment under the Preliminary Lease Agreement shall be counted in the amount of RUB [●] ([●]) towards the Security Payment under the Agreement.

5.3.	The Lessor shall not pay to the Lessee the interest or any other fee for use of the Security Payment.

5.4.

The Lessee shall maintain the amount of the Security Payment of no less than the Basic Lease Payment and the Operating Expenses for the Premises, the Phase 2 Option Payment, including VAT, taking into consideration possible indexation of the rates in accordance with the Agreement.

5.5.	If the Security Payment amount is less than specified in the Agreement, the Lessor shall forward to the Lessee a notice with a claim to replenish the Security Payment and an invoice.

The Lessee shall satisfy the Lessor’s claim within ten (10) business days upon receipt of the claim and the Lessor’s invoice.

5.6.

The Lessee and the Lessor agree that the Security Payment do not have a payment function, is not a lease payment, and may not be counted towards the lease payment. The Security Payment is no subject to VAT.

5.7.	The amount of the Security Payment shall be returned by the Lessor to the Lessee within the last eight months of the lease in equal installments.

5.8.	In case of early termination of the Agreement at the Lessor’s initiative through the Lessee’s fault, the Security Payment shall not be returned and shall be retained by the Lessor as a penalty.

5.9.	In case of early termination of the Agreement at the Lessee’s initiative through the Lessor’s fault, the Security Payment shall be returned to the Lessee within 30 calendar days upon termination.

6.    LESSEE’S RIGHTS AND OBLIGATIONS

6.1.	The Lessee shall:

6.1.1	Timely make the Lease Payment and any other payments in accordance with the Agreement conditions.

6.1.2

Use the Premises solely in accordance with their purpose. Meet the requirement of the Complex Rules set by the Lessor and described in Appendix No. 5 to the Agreement related to possession and use of the Premises. In case of any discrepancies between the Agreement provisions and the Complex Rules, the Agreement provisions shall prevail.

6.1.3

During the whole Lease Period keep in good working order and provide for uninterrupted functioning and maintenance of the Lessee’s Equipment and utilities in accordance with the Certificate of Delineation of Operational Responsibility (Appendix No. 3 to the Agreement) in the condition required for their normal operation in accordance with the intended purpose. Independently or with engagement of third parties carry out repair of damaged equipment and utilities with its operational responsibility according to the Certificate of Delineation of Operational Responsibility.

6.1.4

Keep the premises in the normal operating condition, carry out current repair of the Premises using its own efforts and at its cost. Current repair shall include the works for elimination of minor damages and failures in the Premises within the Lessee’s operational responsibility.

6.1.5	The Lessee shall meet the following requirements:

•	open the dock gates after placement of a vehicle into the dock shelter and close it upon the end of loading and unloading.

•	load and unload goods using vehicles whose size suits for the dock shelter opening.

•	do not clutter, do not block the ventilation duct outlets and heating radiators

•	do not clutter the evacuation paths and exits with foreign objects (goods, containers, garbage, etc.)

•	do not clutter access ways to the firefighting equipment (fire cabinets, control units of the fire protection systems)

6.1.6

The Lessee shall be responsible for the technical condition, observance of the safety rules and operation of power units, process pipelines and other utility equipment within its operational responsibility in accordance with the Certificate of Delineation of Operational Responsibility.

6.1.7	Observe the sanitary standards and rules of the Russian Federation, including the waste handling rules. The Lessee shall bear sole liability for violation of this obligation.

6.1.8	Ensure security of electrical, heating, water, sewerage, and other utilities and their equipment within its operational responsibility.

6.1.9

Do not store in the Premise any substances whose circulation is prohibited in the Russian Federation. Compensate the Lessor and other lessees any direct losses confirmed by documents having arisen out of the circumstances described in this Clause.

Hereinafter the losses shall mean the expenses incurred or to be incurred by the person whose right has been breached for reinstatement of its breached right, loss or damage to its property (real damage) confirmed by documents.

6.1.10

In order to inspect and check the condition of the Premises, Utilities, Equipment or other parts of the Building, the Lessee shall provide access to the premises to the Lessor. The Lessee shall provide access to the Premises in accordance with the list of persons submitted by the Lessor who shall be accompanies by the Lessee’s representatives. Any amendments to this list may be introduced in accordance with the procedure provided for in Clause 7.2.4 of the Agreement.

In any other cases the Lessee shall provide access to the Premises to the Lessor at a reasonable time within the timelines specified below (except emergencies/accidents when no such notice is required) and subject to observance of the Lessee’s Safety Procedures for the purpose of:

a)    allowing potential lessees or buyers of the Premises, the Building and/or the Warehouse Complex or actual or potential lenders of the Lessor to conduct inspection. In this case a notice shall be forwarded to the Lessee at least one (1) business day before the assumed date of the visit. However, the Lessor may visit the Premises twice a week or less frequently from 8 a.m. to 8 p.m. and the number of the visitors may not exceed three persons, unless otherwise agreed by the Parties;

b)    current repair, service, and maintenance, changing, installation of connection to any Utilities of the Building and/or the Premises as well as repair, service, and maintenance of the Building when such activities are required to ensure due condition of the Building, the Utilities, the Equipment, and the Premises. The Lessor shall inform the Lessee at least one (1) business day before the start of the works, except emergencies, and the Lessee shall accept the date suggested by the Lessor or shall agree other date acceptable for both the Parties for performance of such works.

c)    preventive/routine maintenance (with indication of the need for such preventive/routine maintenance). The Lessor shall inform the Lessee at least one (1) business day before the start of the works and the Lessee shall accept the date suggested by the Lessor or shall agree other date acceptable for both the Parties for performance of such works.

d) discharge of any other duties or exercising any of the Lessor’s rights under the Lease Agreement.

When exercising its access right the Lessor shall not cause any inconveniences or disturbance for the Lessee and shall discharge its duties as a result of being provided access to the Premises within a short (objectively required) period.

Prior to conducting any works which limit or stop normal operations of the Lessee, the Lessor shall agree upon the date, the starting time, and the duration of the works.

The Lessor may not be unreasonably denied access to the Premises. In case the Lessee has denied the Lessor access to the Premises, the Lessor shall repeatedly send to the Lessee in accordance with the procedure specified in this Clause.

In case of unreasonable denial of the Lessor’s access to the Premises, the Lessor does not guarantee timeliness and quality of Operational Maintenance of the Premises and due maintenance and service of the Premises, the Utilities, and the Equipment within its operational responsibility.

6.1.11

Admit representatives of the Lessor and the state regulatory authorities to the Premises for them to check discharge of the Lessee’s duties without hindrance, but at the Lessee’s working hours (subject to a prior written notice of the date and time of the admission and observance of the Lessee’s safety Procedures). However, the Lessor shall take all the measures in order not to interfere with the Lessee’s production process. In case of revelation of any violations resulting from the Lessee’s guilty actions (taking into consideration its duties under the Agreement) by the regulatory authorities, the Lessee shall eliminate them using its own efforts and at its costs, otherwise the violations shall be eliminated by the Lessor.

Provide for access of the personnel responsible for maintenance of the electrical facilities of the Lessor to the metering units (metering devices) at the Lessee’s working hours for taking control readings, subject to accompanying by the Lessee’s representatives and observance of the Lessee’s Safety Procedures.

6.1.12

Do not make agreements or transactions which result or may result in any encumbrance on the property rights provided to the Lessee under the Agreement, including their transfer to another person (pledge agreements, contribution of the lease right to the Premises or a part thereof into the authorized capital of a legal entity, etc.) without written agreement by the Lessor.

6.1.13	Take the necessary measures against unauthorized entry of unauthorized persons into the Premises.

6.1.14	Provide for observance of the occupational health standards and rules by the Lessee’s employees and persons appointed and seconded to it at its cost and using its own efforts.

6.1.15	Observe the environmental protection requirements set by the laws and other regulatory documents.

6.1.16

Ensure observance of the fire safety requirements by its employees, visitors of the leased Premises in accordance with the Federal Law on Fire Safety and the Fire Prevention Rules of the Russian Federation both in the Premises and in the Lessor’s territory.

6.1.17

Within two (2) business days upon the Agreement Date determine an officer responsible for observance of the fire safety measures in the Premises and within five (5) business day submit to the Lessor a copy of the order on appointment of this officer certified by the Lessee.

6.1.18

Ensure observance of the electrical safety requirements in the Premises; within two (2) business days upon the Agreement Date appoint a person responsible for the electrical facilities in accordance with the requirements of the Regulations for Operation of Consumer Electrical Installations and within five (5) business days submit to the Lessor a copy of the order on appointment of this person certified by the Lessee.

6.1.19

Clean the Premises, the Land Plot within the loading and unloading area and, in case of generation (accumulation) of household and bulk garbage resulting from its immediate operations, provide for its collection to the places determined by the Lessor in accordance with the sanitary requirements. Removal of solid municipal waste shall be the Lessee’s responsibility.

6.1.20

Return the Premises in accordance with the procedure provided for by Clause 5.2 of the Agreement if the Lessee carried out any alteration or reconstruction of the Premises. The Lessee shall transfer all the documentation for the Premises received as a result of agreement by the respective authorities to the Lessor.

6.1.21

Do not carry out any alterations and other changes in the Premises and the utilities belonging to them (except any systems installed by the Lessee if such changes do not affect the Building’s utilities) without prior written agreement by the Lessor. At its cost obtain all the agreements upon such changes by the respective authorities required by the laws in accordance with the procedure established by the laws, including without limitation the fire safety documents.

6.1.22	Follow the Lessor’s reasonable instructions and requirements arising out of the Agreement conditions.

6.1.23	Within one (1) day upon expiration and/or termination of the Agreement for any reason:

•

make all the settlements under the Agreement and in the part of the Variable Part of the Lease Payment – within ten (10) business days upon submission of the documents specified in Clause 4.6.5 of the Agreement by the Lessor;

•	remove all its goods, property and removable improvements from the provided Premises;

•	vacate the Premises and transfer it to the Lessor under a certificate in the same condition as it when it was received (taking into consideration the normal wear) and the permanent improvements.

6.1.24

The Lessee shall be liable for damage to the Lessor’s property caused by the actions and/or omissions by the Lessee or its representatives or persons employed by the Lessee or its counterparties (including without limitation logistic operators, agents, users, carriers, and suppliers).

a)

In case of damaging the Premises and any other property of the Lessor located in the Premises and/or in the Warehouse Complex, the Lessor shall immediately record the respective facts and circumstances of damaging the property by drawing up a respective certificate and a photo/video report in the presence of the Lessee’s representative.

b)

Regardless to the reasons of the damages, the Lessor and the Lessee shall, within the shortest reasonable period upon identification of the damages, take immediate measures to avoid further damaging and to eliminate critical damages to the property.

c)

The Parties will take all the efforts to find out the reasons for damaging the property and to come to an agreement regarding which Party shall compensate the costs for recovery of the Premises or any other property of the Lessor. If required and subject to no risk of further damages, the Parties may engage an expert organization to be determined in accordance with the procedure described in Clause 9.2.2. of the Agreement.

d)

In case the Lessee admits its fault in damaging the property, the damages shall be eliminated at the cost of and using the efforts of the Lessee within 10 business days, unless another period is agreed by the Parties.

In case of non-elimination of such damages by the Lessee at its cost and using its own efforts within the established period, the Lessor shall eliminate the damage to the property using its own efforts, but at the cost of the Lessee based on the invoices issued by the Lessor with the cost calculation attached.

This calculation shall be preliminarily agreed upon with the Lessee by emailing to the Lessee ([●]). The Lessee shall agree upon the calculation or provide a motivated refusal to agree upon it with attachment of the counter-calculation of the cost of elimination of the damages within five (5) business days upon its emailing by the Lessor, unless another period is agreed by the Parties.

If upon expiration of five (5) business days from the date of emailing the calculation by the Lessor, the Lessee has not forwarded a motivated refusal to agree upon it with attachment of the counter-calculation of the cost of elimination of the damages, the calculation shall be deemed accepted by the Lessee and the Lessor shall be entitled to claim compensation of the cost of the damages in the amount specified in the invoice and the calculation.

The invoice shall be paid by the Lessee within three (3) business days from the time of its receipt (repair shall be carried out after payment against the invoice by the Lessee). Final settlements between the Lessor and the Lessee shall be based on the documents provided by the Lessor to confirm the actual costs for elimination of the damage.

6.1.25

in order to prevent and combat terrorist attacks make sure that strangers do not leave any objects in the Premises and, in case of finding things left by anybody, notify the Lessor’s representative and the competent authorities.

6.1.26

Taking into consideration Clause 7.1.9 of the Agreement, take the readings of the metering units for electricity, thermal power, and water together with the Lessee by 12 p.m. of the business day following the accounting period and certify by signatures of the managers or responsible persons.

6.1.27	Using its own efforts and at its cost replace (repair) the metering units for electricity and water in case of their failure through the Lessee’s fault.

6.1.28	Carry out maintenance and repair of the loading and unloading (dock) gates belonging to the Premises.

6.1.29

Upon the Lessor’s written request, within five (5) business days submit copies of the documents certified by the Lessee’s authorized person confirming use of the equipment and the mechanisms in accordance with the requirements of the laws.

6.1.30

Within ten (10) business days upon signing the Acceptance Certificate or the Certificate of Transfer for Use for the Premises, the Lessee shall make and maintain in force the following insurance agreements:

6.1.30.1.

Property insurance (equipment, stock) in the amount of the replacement cost of the property. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

6.1.30.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

6.1.30.3.	All the insurance agreements specified above shall be provided by an insurance company whose rating is at least ruA+ (Expert RA).

6.1.30.4.

All the above-mentioned insurance agreements specified above shall contain provisions preventing the Lessor’s and or the Lessee’s insurance company to recover from the Lessee and/or the Lessor, respectively, by way of subrogation or otherwise, any losses or compensation of damage on the insurance events provided for by such insurance agreements.

6.1.30.5.	Property insurance on the “all risks” basis implies coverage of damage to property resulting from an external and accidental impact, including without limitation the following risks:

•	fire, lightning stroke, gas explosion;

•	natural calamities;

•	damage by water;

•	explosion;

•	theft with trespassing – events qualified by the law enforcement authorities according to clause b of Part 2 of Article 158 (theft with trespassing of premises or any other storage facilities);

•	robbery – events qualified by the law enforcement authorities according to paragraph d of Part 2 of Article 161 of the Criminal Code of the Russian Federation;

•	robbery with violence – events qualified by the law enforcement authorities according to Article 162 of the Criminal Code of the Russian Federation;

•

improper activities of third parties (improper activities under this certificate of insurance mean willful activities aimed at destruction of / damage to the insured property which may be classified under the Criminal Code of the Russian Federation as: intentional destruction of or damage to property (Article 167 of the Criminal Code of the Russian Federation), hooliganism (Article 213 of the Criminal Code of the Russian Federation), vandalism (Article 214 of the Criminal Code of the Russian Federation);

•	falling piloted flying objects or parts thereof on the insured property;

•	running-down accidents.

6.1.31	Not conduct, without prior agreement by the Lessor, any of the Lessee’s Works which:

•	affect the load-bearing structures of the Building;

•	affect appearance of the Building, including placement of façade signs;

•	affect the key utilities of the Building;

•	affect the internal partitions of the Building.

6.1.32	Perform any other obligations stipulated by this Agreement.

6.2.	The Lessee may:

6.2.1

Have unhindered 24h access (including weekends and holidays) to the Premises (use of the Premises) during the whole Lease Period, including such right of the Lessee’s representatives, persons employed by the Lessee, and its counterparties (including without limitation the logistic operators, agents, users, carriers, and suppliers).

6.2.2	Directly execute a separate contract for the provision of telecommunications services at the Premises with any operator with a written notice to the Lessor;

6.2.3	Place signs with the Lessee’s name and indication of the Premises used by it, subject to prior approval of the size and form of and the technical requirements to the sign by the Lessor.

6.2.4	If required, at its cost install in the premises additional racking equipment (not provided for by the Terms of Reference), subject to a prior written agreement by the Lessor.

6.2.5

Load and unload goods in special loading and unloading areas of the Building in accordance with the Complex Rules set forth in Appendix No. 5 to the Agreement, including without limitation, the right of to move in, enter, and exit for vehicles (including trucks) the territory of the Warehouse Complex for the purpose of loading and unloading goods.

6.2.6	Independently carry out disinfection and deratization of the of the Premise without prior agreement upon a certain service organization with the Lessor.

6.2.7	Make an agreement with a private security agency for protection of the Lessee’s property, its goods, and the Premises.

6.2.8	Exercise any other right provided for by the Agreement.

6.3.

After preliminary agreement by the Lessor, the Lessee may improve the system of electrical power supply, heating, and water supply as well as the sanitary equipment, subject to no damage to the existing utilities, in the leased Premises.

6.4.

The Lessee may install, assembly, maintain and use in the Premises the required equipment, appliances for operations, security systems and equipment and other property. This equipment shall not be considered a part of the Premises or other leased property in accordance with this Agreement and shall remain the Lessee’s property. All such property and equipment installed by the Lessee in the Premises shall be removed by it within the lease period. The Lessee shall be solely liable for any violation of the procedure for installation and operation of the equipment installed by the Lessee.

6.5.

The Lessee may additionally carry out the following work types in the Premises: works for installation of computer systems and equipment in the Premises, works related to installation of a security alarm system, a video surveillance system and access control and warning systems, works for laying a structured cable network (low-voltage cable systems, local area networks), works related to installation of the ventilation and air conditioning system and conducting a set of construction and installation works, electrical installation works (installation of electrical releases to trading equipment), installation of antennae cable wiring, installation of telephone systems, and any other works.

6.6.

The removable improvements provided by the Lessee shall be its property. In case the Lessee, subject to prior agreement by the Lessor, provided improvements which cannot be removed without damage to the Premises, the Lessor shall not compensate the Lessee the cost of such improvements, unless otherwise stipulated by the Agreement.

6.7.

In case of early termination of the Agreement through the Lessor’s fault, the Lessor shall compensate the Lessee the amount of residual balance-sheet value confirmed by documents of the permanent improvements provided by the Lessee.

The residual balance-sheet value of the improvements provided by the Lessee which cannot be removed without damage to the Premises shall be paid by the Lessor within ten (10) business days upon receipt of the Lessee’s claim.

6.8.

The Lessee may send to the Lessor information letters on appointment of persons authorized by the Lessee to accept performance of the Agreement from the Lessor and sign the respective primary documentation.

The Lessee may introduce changes into the list of the authorized persons specified in Clause 12.6 hereof as of the time of signing the Agreement by sending the respective written notices to the Lessor.

The specified information letters of the Lessee shall be acknowledged by the Parties as written authorization issued in accordance with the procedure provided for by paragraph 3 of Article 185 of the Civil Code of the Russian Federation. Sending the respective information letters by the Lessee shall exclude application of paragraph 1 of Article 312 of the Civil Code of the Russian Federation to the Parties’ legal relations.

7.    LESSOR’S RIGHTS AND OBLIGATIONS

7.1.	The Lessor shall:

7.1.1.	Transfer to the Lessee the Premises under the Acceptance Certificate in accordance with the procedure set in the Agreement and within the timelines provided for by the Agreement.

7.1.2.	Not interfere with the Lessee using the Premises.

7.1.3.	Carry out capital repair of the Building if required. The Lessor undertakes to notify the Lessee of the further capital repair within sixty (60) calendar days before its start.

7.1.4.

If, as a result of the capital repair carried out by the Lessor, the Lessee’s activities are restricted, the Lessee shall be entitled to fully or partially stop its activities in the Premises until the end of such restrictions, but not later than the ending date of the capital repair. In the period when the Lessee’s activities are stopped, no Lease Payment shall be charged and paid.

7.1.5.

In case the Premises or the Building where they are located and the process equipment transferred to the Lessee will be damaged by a fire, accident or any other events not resulting from the guilty actions (omission) by the Lessee, the Lessor shall eliminate them at its cost or within twenty five (25) business days upon the date of submission of the respective claim or compensate the Lessee’s losses.

7.1.6.	Within its operational responsibility provide for uninterrupted functioning, keep in an operating condition, maintain, and repair utilities of the Building and the Warehouse Complex.

7.1.7.	Immediately eliminate accidents in the utilities with an impact on the Lessee having occurred in the Warehouse Complex outside of the Premises using its own efforts.

Within the minimum technically required timelines the Lessor shall carry out the works for localization of accidents (using its own efforts and resources) in the electric power supply, water supply, water discharge, sewerage, and heat supply network within the operational responsibility of the Lessor; the timelines for localization of the accidents shall not exceed four (4) hours upon receipt of a notice of such accidents by the Lessor from the Lessee.

Within the minimum technically required timelines the Lessor shall eliminate (using its own efforts and resources) failures and accidents in the electric power supply, water supply, water discharge, sewerage, and heat supply networks within the Lessor’s operational responsibilities and their consequences in such networks, but anyway the time of elimination shall not exceed forty eight (48) hours upon receipt of a notice of such failures/accidents by the Lessor from the Lessee.

7.1.8.	In the course of any repair (except emergency) cause as little as possible inconveniences and disturbance to the Lessee.

7.1.9.

For the time of such repair works the Lessor shall be entitled to increase the scope of Operational Maintenance only if this is required to ensure due and efficient work, management, maintenance, check or repair of the Building and/or the Warehouse Complex.

7.1.10.

The Lessor will not be deemed having violated the provisions of Clause 7.1.5–7.1.7 of the Agreement as a result of non-performance of or a break in the Operational Maintenance as a result of the Lessee and/or persons for whom it is responsible and if the Lessor takes actions to resume the Operational Maintenance within the shortest period after it has become aware of the break.

7.1.11.

Monthly take control readings of the electricity, thermal power, and water metering units by 12 p.m. of the business day following the accounting period. The readings shall be reflected in the record books.

7.1.12.	Provide the Lessee with uninterrupted delivery of utility services.

7.1.13.	Carry out repair (replacement) and verification of the metering units within the Lessor’s operational responsibility, in case of their failure, at its cost.

7.1.14.	Make the Lessee aware of the Plan of Traffic and Parking in the Complex Territory and location of places intended for smoking of the Lessee’s personnel in the Complex territory.

7.1.15.

Notify the Lessee of any changes in the Complex Rules, the Plan of Traffic and Parking in the Warehouse Territory and location of places intended for smoking of the Lessee’s personnel in the Warehouse Complex territory. The Parties specifically stipulate that the Complex Rules may be changed, added or adjusted by the Lessor at any time, including in case of a change in the applicable laws. The Lessor shall notify the Lessee of any changes in the Complex Rules in writing at least thirty (30) calendar days before the date when these changes enter into force. However, the changes in the Complex Rules shall not impair the conditions or limit the Lessee’s normal operations vs. the version of the Complex Rules in Appendix 5 hereto.

7.1.16.	Provide for quarterly reconciliation of payments with the Lessee.

7.1.17.	At the time of signing the Agreement and within the whole lease period the Lessor shall:

(a)	provide the Premises with the required electrical power in accordance with the Terms of Reference for operation of the Premises and the equipment located in them by the Lessee;

(b)	provide for consideration parking slots in the quantity of: twenty nine (29) for trucks and medium-duty vehicles and four hundred sixty seven (467) for passenger vehicles;

(c)	provide for uninterrupted access for the Lessee’s vehicles to the loading and unloading area;

(d)	provide for the required means of receiving cargos in the unloading area in accordance with the Terms of Reference;

(e)	provide for delivery of seasonal heating, hot and cold water supply, and water discharge to the Premises;

(f)	ensure the Premises meet the fire safety requirements, including in the part of presence of the required fire safety systems, their maintenance and operation;

(g)	provide for free passage of the Lessee’s employees in the Lessor’s territory to the Premises specified in Clause 1.1 of the Agreement;

(h)

at its cost provide for: cleaning of the common areas and the adjacent area, including snow removal (including from the Building roof), security of the adjacent area and the entry/exit area of the Warehouse Complex;

(i)	provide the Lessee with places for installation of containers for temporary accumulation of solid municipal waste.

7.1.18.

The Lessor assumes obligations for management of the Building and its technical (operational) maintenance, including conducting capital and current repair, operation, and maintenance of the equipment, utilities, fire safety networks and systems, including those installed in the Premises (in the area of the Lessor’s operational responsibility), providing for cleaning and current repair of the common area and ensuring security of the external perimeter of the Warehouse Complex, at its cost.

7.1.19.

The Lessor shall not interfere with the Lessee’s use of any Premises in accordance with the Intended Purpose in any way, either fully or partially, and shall not interfere with the Target Use of the Premises by the Lessee in any way. Except emergencies and/or accidents.

7.1.20.

The Lessor shall, upon the Lessee’s request, provide the Lessee with consulting assistance (without any additional costs for the Lessee) with regard to use of the Premises for the purpose of discharging its obligations in accordance with the Agreement.

7.1.21.

The Lessor shall, upon the Lessee’s request, provide the latter with the required certificates and any other documents related to operation of the Premises in case the Lessee has received the respective demands from the governmental and municipal authorities. The Lessor shall provide the Lessee with a written response to such requests within ten (10) business days upon receipt of the respective request from the Lessee, unless other timelines are agreed by the Parties.

7.1.22.	The Lessor shall timely inform the Lessee of any changes related to the Premises which may significantly affect the Lessee’s interests.

7.1.23.

The Lessor shall provide the Premises with firefighting systems in accordance with the Building design and the applicable laws. The Lessor shall also provide for uninterrupted operation, maintenance, and current repair of the firefighting systems within its operational responsibility. In case of any failures in the firefighting systems, the Lessor shall, using its efforts and at its cost, eliminate such failures within the shortest required timelines.

7.1.24.	Within ten (10) business days after commissioning of the Premises the Lessor shall enter into and maintain in force the following insurance contracts:

7.1.24.1.

Property insurance (buildings, structures and engineering equipment), except for the result of work and property of the Lessee in the amount of the full replacement cost calculated by it. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

7.1.24.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

7.1.24.3.	All the insurance agreements specified above shall be provided by an insurance company whose rating is at least ruA+ (Expert RA).

7.1.24.4.

All the above-mentioned insurance agreements specified above shall contain provisions preventing the Lessor’s and or the Lessee’s insurance company to recover from the Lessee and/or the Lessor by way of subrogation or otherwise, any losses or compensation of damage on the insurance events provided for by such insurance agreements.

7.1.24.5.	Property insurance on the “all risks” basis implies coverage of damage to property resulting from an external and accidental impact, including without limitation the following risks:

•	fire, lightning stroke, gas explosion;

•	natural calamities;

•	damage by water;

•	explosion;

•	theft with trespassing – events qualified by the law enforcement authorities according to clause b of Part 2 of Article 158 (theft with trespassing of premises or any other storage facilities);

•	robbery – events qualified by the law enforcement authorities according to paragraph d of Part 2 of Article 161 of the Criminal Code of the Russian Federation;

•	robbery with violence – events qualified by the law enforcement authorities according to Article 162 of the Criminal Code of the Russian Federation;

•

improper activities of third parties (improper activities under this certificate of insurance mean willful activities aimed at destruction of / damage to the insured property which may be classified under the Criminal Code of the Russian Federation as: intentional destruction of or damage to property (Article 167 of the Criminal Code of the Russian Federation), hooliganism (Article 213 of the Criminal Code of the Russian Federation), vandalism (Article 214 of the Criminal Code of the Russian Federation);

•	falling piloted flying objects or parts thereof on the insured property;

•	running-down accidents

7.1.25.	Have any other duties arising out of the Agreement and set by the applicable laws.

7.2.    The Lessor may:

7.2.1	Enter into the Premises being accompanies by the Lessee’s representatives (except accidents and emergencies) in accordance with the procedure provided for herein.

7.2.2

The Lessor may, without any limitations, transfer, pledge or otherwise dispose of or charge any part of the Building, including the Premises. The Lessor will notify the Lessee of any such actions at least ten (10) calendar days before them. However, this right of the Lessor shall not affect the Lessee’s activities in the Premises.

7.2.3

The Lessor may send to the Lessee information letters on appointment of persons authorized by the Lessor to accept performance of the Agreement from the Lessee and sign the respective primary documentation.

The Lessor may introduce changes into the list of the authorized persons specified in Clause 12.5 hereof as of the time of signing the Agreement by sending the respective written notices to the Lessee.

The specified information letters of the Lessor shall be acknowledged by the Parties as written authorization issued in accordance with the procedure provided for by paragraph 3 of Article 185 of the Civil Code of the Russian Federation. Sending the respective information letters by the Lessor shall exclude application of paragraph 1 of Article 312 of the Civil Code of the Russian Federation to the Parties’ legal relations.

8.    Liability of the Parties.

8.1

If any of the Parties evades its obligations under the Agreement, the other Party may demand performance of the Agreement in court. The Party avoiding its obligations shall compensate the losses caused to the other Party. The losses shall be recovered in excess of the penalty.

8.2

Claims for compensation of losses shall be in writing and shall contain description of the nature of the violation, justification of the violation and the losses incurred, and the content of the claim and shall be reviewed within ten (10) business days upon receipt of the claim.

8.3

In case the Lessee has not made the Lease Payment (fully or partially) within the timelines set by the Agreement conditions, the Lessor shall be entitled to charge a penalty in the amount of 0.3% of the amount of the payment not made for each calendar day of the delay, which the Lessee shall pay within seven (7) business days upon receipt of the respective invoice and the written claim with a detailed calculation.

In case the Lessee has not made the Security Payment within the timelines specified in Clause 5.1 of the Agreement and has not replenished it in accordance with Clauses 5.2 and 5.5 of the Agreement, the Lessor shall be entitled to claim payment of a penalty in the amount of 0.3% of the Security Payment amount for each day of the delay in discharge of the obligation.

8.4

The Lessee shall be responsible for the technical condition of the Premises, the technical equipment transferred to the Lessee by the Lessor in accordance with the Certificate of Delineation of Operational Responsibility. In case of any damage to the Premises, Building and/or the Utilities and/or Equipment in the Premises and/or the Building and/or the Adjacent Territory, the Lessee shall compensate the losses confirmed by documents in accordance with Clause 6.1.24 of the Agreement.

In case the Lessee does not pay in time the invoice issued by the Lessor in accordance with Clause 6.1.24 of the Agreement and does not eliminate this violation within ten (10) business days upon receipt of the respective claim from the Lessor, the Lessor may charge a penalty of 0.3% of the amount specified in the respective invoice for each calendar day of the delay, which the Lessee shall pay within ten (10) business days upon receipt of the respective invoice and a written claim with detailed calculation from the Lessor.

8.5

The Lessor shall be fully liable for any damage to the Lessee’s Property and employees resulting from non-discharge or undue discharge of the Lessor’s duties provided for by the Agreement, including capital repair and cleaning of the territory.

8.6

In case of violation of the timelines for return of the Security Payment by the Lessor set by the Agreement, the Lessee may charge a penalty of 0.3 % of the debt amount for each day of the delay from the Lessor.

8.7	The Lessor shall not be liable for:

8.7.1

In case of damage to the Premises or the Lessee’s property and third parties staying in the Premises as a result of actions/omission of third parties, including other lessees, the Lessee’s employees, and the Lessee’s suppliers. However, the Lessor undertakes to assist and cooperate with the Lessee in all respects with regard to compensation of the damage by the persons having caused it.

8.7.2

In case of stop of water supply or electric power supply, stop of functioning of the sewerage system, the air conditioning or any other utility service, if this does not result from the Lessor’s actions/omissions.

8.7.3	This shall not release the Lessor from the duty to immediately inform the Lessee of such events, taking into consideration the timelines for their elimination.

8.7.4

In case of a change in the laws or arising of any administrative or court decision whose purpose or result will be stop or limitation of the Lessee’s activities in the Building (except the circumstances depending on the Lessor).

8.7.5	For the losses caused to the Lessee by inflammations or any other similar events in case of the Lessee’s guilty acts.

8.8

The Lessor shall not compensate any lost profit of the Lessee under any conditions and/or circumstances as well as the Lessee shall not compensate any lose profit of the Lessor under any conditions and/or circumstances.

8.9

In case of early termination of this agreement through the fault of the Lessee, including for the reasons specified in Clauses 9.2.3, 9.2.4, and 9.2.5 of the Agreement, the Lessee shall pay the Lessor a penalty of RUB six hundred sixty-five million six hundred fifty-one thousand (665,651,000) within twenty business days upon receipt of the Lessor’s written claim of penalty payment by the Lessee.

8.10

In case of early termination of this Agreement for reasons within the Lessor’s responsibility, including due to repudiation of the Agreement by the Lessee for the reasons specified in Clauses 9.4.2, 9.4.3, and 13.1 of the Agreement, the Lessor shall pay the Lessee a penalty of RUB six hundred sixty five million six hundred fifty one thousand (665,651,000) within twenty (20) business days upon receipt of the Lessee’s written claim of penalty payment by the Lessor.

8.11

The Parties shall be released from liability for non-discharge or undue discharge of their obligations under the Agreement, if their inability to discharge the obligations has been caused by force majeure events (hereinafter – “Events”), such as fire, waterfloods, other natural calamities, armed conflicts, widespread civil unrests, epidemics, terrorist attacks, and any other circumstances beyond the Parties’ control, provided that they have an immediate impact on discharge of the obligations hereunder.

8.12

The Party not discharging its obligations as a result of any force majeure events specified in Clause 8.11 of the Agreement shall notify the other Party in writing of occurrence and/or stop of the force majeure event within ten (10) business days upon the start and/or the end of the event with indication of the degree of its impact on due discharge of the obligations.

When the above-mentioned events are over, the Party shall immediately notify the other Party of this in writing with indication of the period for discharge of its obligations under the Agreement. In case any force majeure events last for three (3) months in sequence and do not show any signs of cessation, the Parties shall jointly decide on the next actions.

8.13

A party that has not timely notified the other Party of any force majeure event with indication of its impact on due discharge of the obligation shall lose the right to refer to the force majeure event as a reason for releasing it from liability for violation of its obligations. A Party that refers to force majeure events shall provide an appropriate confirmation. However, the fact of occurrence of the Events, such as natural calamities and their respective consequences, may be confirmed by ways which do not need any special evidence, including by presence of generally known facts and publications in the media.

8.14

In case of early termination of the Lease Agreement for the reasons provided for in Clauses 8.11–8.12 of the Agreement, the Lease Payment due to the Lessor under the Agreement shall be made until the date of confirmation of the Events. In the part not due to the Lessor, the Lease Payment made in advance, but not yet charged shall be returned to the Lessee after vacating the Premises by the Lessee and removal of all the Lessee’s property from it.

9.    Termination of the Agreement.

9.1	Early termination of the Agreement is possible:

•	if agreed by the Parties;

•	in accordance with the procedure and for the reasons provided for in the Agreement.

9.2	The Lessor shall be entitled unilaterally terminate the Agreement without recourse to court and claim compensation of the losses confirmed by documents in the following cases:

9.2.1

Use of the Premises or a part of the Premises not for their Intended Purpose if such violation is not eliminated by the Lessee within thirty (30) calendar days upon receipt of the Lessor’s notice of use of the Premises or a part thereof not for their Intended Purpose.

9.2.2

Major impairment of the condition of the Premises and/or the Utilities in the area of the Lessee’s operational responsibility through the Lessee’s fault, as confirmed by an expert opinion of an independent expert organization.

The duty for engagement of an expert organization shall be borne by the Lessor. The Lessor shall agree upon the expert organization with the Lessee by emailing a respective request to: [●].

The request shall contain: 1) a list of questions to be submitted to an expert; 2) a list of expert organizations with attachment of documents confirming their readiness to carry out an expert examination and the qualification of the experts; 3) the timelines for conducting the expert examination for each expert organization; 4) the cost of the expert examination for each expert organization.

Within two (2) business days upon sending a request by the Lessor, the Lessee shall agree upon one of the expert organizations suggested by the Lessor or suggest other expert organization. In case the Lessor does not receive a response by the Lessee at                      within two (2) business days upon sending the request for agreement upon the expert organization, the Lessor shall be entitled to choose an expert organization from those specified in the request at its discretion.

However, the Lessee shall bear any expenses related to conducting the expert organization. Subsequently, the expenses shall be charged to the guilty Party.

Significant impairment of the Premises means actions/omission by the Lessee having resulted in a change in the reliability and safety characteristics of the Premises and their Utilities under which operation of the Premises is prohibited by the laws of the Russian Federation in case such impairment is not eliminated within twenty (20) calendar days upon receipt of the expert opinion of an independent expert organization regarding its presence by the Lessee, unless another period is agreed by the Parties.

Significant impairment of the Premises may not be actions (works) of the Lessee having resulted in the above-mentioned consequences, if such actions (works) have been agreed (approved) by the Lessor in accordance with this Agreement and if such actions (works) have been performed by the Lessee in strict compliance with the agreed conditions.

9.2.3

In case the Fixed Part of the Lease Payment (in full or in part) has not been paid by the Lessee for more than three times within six (6) months upon the end of the payment period set by the Agreement with a delay of more than ten (10) calendar days each time). In this case, the Lessor shall notify the Lessee in writing that the Lease Payment has not been made (in full or in part) and if the Lessee has not eliminated this violation within seven (7) business days upon receipt of the notice, the Lessor shall be entitled to terminate the Agreement.

9.2.4

If the Lessee has delayed discharge of the obligation for provision of the Security Payment within the timelines specified in Clause 5.1 of the Agreement and the obligations for replenishment of the Security Payment in accordance with Clauses 5.5, 5.6, and 5.9 of the Agreement by more than ten (10) business days. In this case, the Lessor shall notify the Lessee in writing that the Lease Payment has not been made (in full or in part) and if the Lessee has not eliminated this violation within fifty (50) business days upon receipt of the notice, the Lessor shall be entitled to terminate the Agreement.

9.2.5

If the monitoring procedure has been initiated with regard to the Lessee and it has been lasting for more than three (3) months and any debt is present towards the Lease Payment for more than one (1) month according to the laws at the place of its registration (or any other applicable laws) or according to the laws regulating this Agreement or the Lessee starts the liquidation procedure.

9.2.6

The Agreement will be deemed terminated in accordance with Clause 9.2 of the Agreement, starting from the date specified in the Lessor’s written notice sent to the Lessee, but anyway not earlier than ninety (90) calendar days upon receipt of the written notice by the Lessee. In this case, if the Agreement is prematurely terminated in accordance with Clause 9.2 of the Agreement, the Lessor shall compensate the Lessee the losses confirmed by documents and incurred by it due to such termination.

9.3	The Lessee may unilaterally prematurely terminate the Agreement without recourse to a court in the following cases:

9.3.1.

If the monitoring procedure has been initiated with regard to the Lessor and it has been lasting for more than three (3) months according to the laws at the place of its registration (or any other applicable laws) or according to the laws regulating this Agreement or the Lessee starts the liquidation procedure.

9.3.2.

If for the reasons within the Lessor’s responsibility the Premises have been caused direct damage and, therefore, more than twenty percent (20%) of the total area of the Premises becomes fully unsuitable for their use in accordance with the Intended Purpose and the damage is not eliminated within three (3) months upon confirmation of the damage by the Parties;

9.3.3.

in case for the reasons depending on the Lessor, the Lessee’s activities in the Premises related to use of the Complex as a logistic warehouse complex become impossible and may not be resumed three (3) months upon the time of confirmation of the fact of the Lessee’s inability to carry out its activities in the Premises by the Parties.

9.3.4.	In case for the reasons beyond the Lessee’s control, the Lessee has not been granted access to Premises 2 within 30 months upon Phase 2 Option Acceptance, accordingly.

9.3.5.

If, as a result of actions by the governmental authorities the Building and/or the Land Plot are seized from the Lessor. In this case, the Lessor undertakes to return the Security Payment to the Lessee.

9.4.

The Agreement will be deemed terminated in accordance with Clause 9.4 of the Agreement, starting from the date specified in the Lessee’s written notice sent to the Lessor, but anyway not earlier than ninety (90) calendar days upon receipt of the written notice by the Lessor. In case of early termination of the Agreement in accordance with Clause 9.4 of the Agreement, the Lessor shall return to the Lessee the Security Payment in accordance with the procedure provided for in Clause 3.12.9 of the Agreement.

9.5.

The Lessor shall not compensate the value of the permanent improvements of the Premises provided by the Lessee in accordance with the Agreement, including the value of the Equipment and the Utilities, the costs for construction and installation and any other preparatory works unless otherwise stipulated by the Agreement or agreed by the Parties.

9.6.

Transfer of the ownership right to the Building/Premises or a part thereof to another person shall not be a basis for amendment or termination of the Agreement. The Lessor shall notify the Lessee of a change in the owner of the Building / the Premises or a part thereof within five (5) business days upon transfer of the ownership right.

9.7.

Regardless to any other rights and remedies provided to the Lessee in accordance with the Agreement or the applicable law, in case if termination of the Agreement by the Lessee in accordance with Clause 9.3 of the Agreement, as demanded by the Lessee, the Lessor shall pay to the Lessee an amount of the costs (losses) confirmed by documents and incurred by the Lessee due to execution and/or termination of the Agreement.

9.8.

Regardless to any other right and remedies provided to the Lessor in accordance with the Agreement or applicable law, in case of termination of the Agreement by the Lessor in accordance with Clause 9.2 of the Agreement, as demanded by the Lessor, the Lessee shall pay to the Lessor a penalty provided for by Clause 8.9 of the Agreement.

9.9.

Regardless to any other right and remedies provided to the Lessee in accordance with the Agreement or applicable law, in case of termination of the Agreement by the Lessee in accordance with Clause 9.4 of the Agreement, as demanded by the Lessee, the Lessor shall pay to the Lessee a penalty provided for by Clause 8.10 of the Agreement.

9.10.	The Parties hereby have come to an agreement that the Parties may not unilaterally repudiate this Agreement, except in the cases provided for herein.

10.    ASSIGNMENT. SUBLEASE.

10.1.

By signing the Agreement the Lessor gives its written consent that the Lessee may sublease the Premises or a part thereof (subject to a written notice to the Lessor ten (10) business days before the sublease) in case of a sublease to the Lessee’s Affiliate (including the following entities: Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)). In this Agreement the “Affiliate” means a legal entity in which more than 51% of interests/shares are owned by the Party / the Party’s founders/members.

10.2.

By signing this Agreement the Lessor gives its written consent that the Lessee may sublease the premises of the canteen and the first-aid post for operations (subject to a prior written notice to the Lessor ten (10) calendar days before the sublease) to the Lessee’s Affiliate (including the following entities: Internet Solutions LLC (OGRN 1027739244741, INN 7704217370), Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)) or any other companies, subject to submission of all the permits for the respective activities to the Lessor.

10.3.	The Lessor may not assign its rights and obligations under the Agreement to third parties without a prior written consent by the Lessee.

10.4.	The Lessee may not assign its rights and obligations under the Agreement to third parties without a prior written consent by the Lessor.

11.    FORCE MAJEURE

11.1.

Each of the Parties shall be released from liability for full or partial non-discharge of its obligations under the Agreement in case such non-discharge has been caused by Force Majeure Events having occurred after making this Lease Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

11.2.	A Party that refers to force majeure events shall immediately after occurrence of such circumstances notify the other Party of them in writing.

11.3.

In case the Force Majeure Events last for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last for more than three (3) months and in case the Force Majeure Event is issuing a regulatory act of the Russian Federation making performance of the Agreement impossible, the Parties undertake to start negotiations and amend the Agreement in such a way that the Parties could continue performance of their obligations hereunder and in the way closest to the initial intentions of the Parties.

12.    NOTICES

12.1.

Any notices, approvals, consents, permits, and other messages related to this Lease Agreement shall be in writing and shall be delivered by registered mail with acknowledgement of receipt or by courier to the address of the respective party specified in this Clause.

12.2.	The Parties’ mailing addresses:

The Lessor:	The Lessee:
ORC Zelenodolsk 2 LLC	[●]
Mailing address:	Mailing address:
[●]	[●]

Attention:	Attention:

Director	[●]

12.3.

The Parties shall notify each other of any changes in the banking or mailing details within five (5) business days upon changing them. Any actions performed by the Parties using the old addresses and details before receiving an appropriate notice of a change in them, shall be deemed duly performed.

12.4.	Any messages shall be valid starting from the date of delivery to the respective mailing address.

13.    LESSOR’S WARRANTIES

13.1.

The Lessor provides the Lessee with the representations (as provided by Article 431.2 of the Civil Code) given in this Section 13 of the Agreement (Lessor’s Representations) and acknowledges that the Lessee has entered into the Agreement with reliance on the Lessor’s Representations and their accuracy. The Parties have come to an agreement that the Lessor’s Representations and provision of the Lessee’s accurate Representations shall be a material condition of the Agreement. Ensuring accuracy of the Lessor’s Representations as of the Agreement Date and for the period of its validity is the Lessor’s responsibility. The Lessor hereby represents that:

13.1.1.

As of the date of signing the Agreement the Land Plot and/or the Premises are not pledged, the Land Plot and/or the Premises are not sold or otherwise transferred by the Lessor, are not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Land Plot and/or the Premises, the Land Plot and/or the premises have not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, as a contribution or to joint operations of a simple partnership, the Land Plot and/or the Premises are not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot and/or the Premises are free from any encumbrances and limitations, including the Land Plot and/or the Premises are not charged or servient, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which are not recorded in the Unified State Register of Immovable Property, but exist), except:

•

encumbrances on the Buildings pursuant to a real estate pledge (mortgage) agreement made by the Lessor with a credit institution to secure discharge of the Lessor’s obligations made by the Lessor with the Lessor’s affiliated company for the purpose of shareholder funding of the project for construction of the Buildings (hereinafter – “Permitted Encumbrance”).

•	Land Plot being servient in favor of the Management and/or utility companies for the purpose of operation of the utilities laid on the Land Plot

13.1.2.

The Premises and/or any other Phase 1 and Phase 2 facilities are not and will not be results of unauthorized construction and/or reconstruction by the Lessor or any other persons according to the applicable laws.

13.1.3.	The Lessor has obtained the ownership right to the Land Plot in full compliance with the applicable laws. There are and will be no reasons for disputing the Lessor’s ownership rights to the Land Plot.

13.1.4.

Any limitations or encumbrances which may be established with regard to the Land Plot and/or the Premises in the future (reasonably depending on the Lessor) will not have an impact on the Lessee’s activities in the Premises in accordance with the Agreement.

13.2.	The Lessor also gives warranties that:

13.2.1.

As of the date of signing the Acceptance Certificate, the Premises are duly commissioned in accordance with the laws of the Russian Federation and meet all the applicable construction rules and regulations and the purpose and are not subject to any other lease agreements, except the Agreement.

13.2.2.

As of the date of signing the Agreement, it has all the required permits, licenses, and any other required documents for construction of the Premises, has obtained and/or will obtain all the required approvals of the governmental or municipal and other competent authorities.

13.2.3.	The Lessor observes all the requirements of the laws regarding sanitary, fire, environmental, and construction safety.

14.    REGISTRATION OF THE LONG-TERM LEASE AGREEMENT

14.1.	Within five (5) business days upon signing this Agreement, the Lessee will provide the Lessor with the documents for state registration of the Agreement.

14.2.

The Lessor shall, using its own efforts and at its cost, carry out the required actions for state registration of the Agreement (including without limitation technical record-keeping of the Premises) until the date of signing the Agreement.

14.3.	The Lessor shall notify the Lessee of the date of filing the documents for state registration and the date of state registration within three (3) business day upon occurrence of the respective events.

14.4.	The Lessor shall return to the Lessee its copy of the Agreement with a stamp of state registration within ten (10) business days upon state registration.

14.5.

The Lessor shall pay, as an applicant, the state duty for state registration of the Agreement in the Unified State Register of Immovable Property. The Lessee shall compensate the Lessor fifty percent (50%) of the amount of the state duty within three (3) business days upon the date of receiving the respective invoice from the Lessor and a copy of the payment order for payment of the state duty.

14.6.

Upon expiry of the Lease Period and in case of early termination hereof, the Lessee shall provide the Lessor with the documents and information necessary for the respective registration by the competent public authority.

14.7.	State registration of any amendments to the Agreement shall be provided in the same order as the one of the Agreement.

15.    CONFIDENTIALITY

15.1

Each of the Parties agrees not to use for any purposes not related to performance of the Agreement and not to disclose to third parties (except as provided for by Clause 15.2 of the Agreement) any terms and conditions hereof or any other documents related to then without a prior written consent of the other Party.

15.2	The limitations set in Clause 15.1 of the Agreement do not refer to disclosing any information:

(i)	if such information shall be disclosed according to the applicable laws;

(ii)	upon request of any other competent authority/agency to the extent it is required according to the applicable Russian laws;

(iii)	to professional consultants or auditors of the Party; or

(iv)

(only in case of the Lessor) when it is necessary to confirm the Lessor’s ownership and/or encumbrances and/or other rights in relation to any part of the Warehouse Building and/or Premises or other buildings on the Land Plot (to buyers, creditors, competent authorities, or other persons).

16.    MISCELLANEOUS

16.1	In interpreting the Lease Agreement, it shall be taken into account that:

16.1.1	any obligation of the Lessee and the Lessor not to commit any action includes an obligation not to allow commission of such an action;

16.1.2	if the Lessor’s or the Lessee’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

16.1.3

references to the Lessee’s actions or violation of obligations by the Lessee include actions or omissions, or violation of obligations, or unfair performance of obligations by the sublessee or any person located in the Premises with the permission of the Lessee or the sublessee;

16.1.4

references to the Lessor’s actions or violation of the Lessor’s obligations include actions or omissions, or violation of obligations, or unfair performance of obligations by any person staying in the Premises with the permission of the Lessor;

16.1.5	days shall mean calendar days;

16.1.6	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

16.1.7	the headings of clauses of and Appendices to the Agreement are given for convenience only and shall not be used to interpret the contents of the Agreement;

16.1.8	unless the context indicates otherwise, any reference to the clause or Appendix means a reference to the relevant Clause of or Appendix to the Agreement;

16.1.9	references to “expenses” include any losses, damage and properly incurred expenses and costs, but do not include loss of profit;

16.1.10	any Lessor’s right of access or entry to the Premises shall apply to all persons authorized by the Lessor;

16.1.11	references to Russian rubles shall mean the legal currency of the Russian Federation at the appropriate time.

16.2

Any penalties provided for by the Agreement shall be paid by the guilty Party only based on the other Party’s written request within fifteen (15) business days upon receipt of the claim, unless otherwise stipulated by the Agreement and/or agreed by the Parties.

16.3	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

16.4

If any provision of the Agreement is deemed by a court resolution or otherwise invalid, unlawful or unenforceable for any reason, it shall not affect the remaining provisions of the Agreement. The Parties undertake to make the necessary amendments to the provisions hereof which are invalid, unlawful or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material provisions hereof.

16.5

After signing the Agreement all the previous correspondence and agreements of the Parties shall become void. The Agreement is executed in five (5) original copies: one (1) for each of the Parties and one (1) for the Department of the Federal Service for State Registration, Cadastral Records and Cartography for Krasnodar Region (hereinafter – “Registration Authority”).

The remaining two (2) copies shall not be filed for state registration and shall be kept by the Parties until receiving the registered document from the Registration Authority as confirmation of the fact of signing the Agreement. All the copies shall have equal legal force.

16.6	The Agreement has been drawn up and is subject to interpretation and regulation in accordance with the applicable Russian laws.

16.7	The Agreement contains the following Appendices forming an integral part hereof:

Appendix 1	Copy of the Premises Layout;

Appendix 2	Complex and Parking Layout;

Appendix 3	Certificate of Delineation of Operational Responsibility;

Appendix 4	Acceptance Certificate form;

Appendix 5	Complex Rules;

Appendix 6	Parties’ Obligations Related to Occupational Health and Fire, Environmental, and Industrial Safety;

17.    APPLICABLE LAWS AND DISPUTE RESOLUTION

17.1.	The Agreement shall be regulated by the laws of the Russian Federation.

17.2.

In case of any dispute between the Parties in relation to the Agreement, upon request of one of the Parties, the authorized representatives of the Parties shall meet within five (5) Business Days from the date of the request in order to resolve the dispute without recourse to a court.

17.3.

If any dispute is not resolved in accordance with Clause 14.2 of the Agreement within fifteen (15) business days upon the request, any dispute arising out of the Agreement or related to it shall be resolved in the Arbitrazh (Commercial) Court of Moscow, unless otherwise agreed in the course of negotiation.

18.    LEGAL ADDRESSES, BANK DETAILS AND SIGNATURES OF THE PARTIES

The Lessor:

ORC Zelenodolsk 2 LLC

OGRN 1191690068459

INN 1648050437

Address:

Address: 3 Promzona Tekhnopolis Novaya Tura Street, unit 15–25, Zelenodolsk 422540, Zelenodolsk district, Republic of Tatarstan

The Lessee: [●] OGRN [●], INN [●] Address: [●] Bank details: settl. acc. [●] in [●] corr. acc. [●] BIK [●]

Director of ORC Zelenodolsk 2 LLC	[●]
Y.A. Zakharov	/[●]

SUPPLEMENTARY AGREEMENT No. 1

TO PRELIMINARY LEASE AGREEMENT

DATED SEPTEMBER 6, 2019

Moscow	January 22, 2020

ORC Zelenodolsk 2 Limited Liability Company, a legal entity founded and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: August 22, 2019, OGRN 1191690068459, INN 1648050437, KPP 164801001, located at 3, premises 15-25, Promzona Tekhnopolis Novaya Tura Street, Zelenodolsk, Zelenodolsk District, Republic of Tatarstan, represented by Director Yevgeny Alexandrovich Zakharov acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part, and

Ozon Volga Limited Liability Company, a legal entity founded and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: June 28, 2019, OGRN 1191690053829, INN 1648050123, KPP 164801001, located at 35, premise 2, floor 1, Lenina Street, Zelenodolsk, Zelenodolsk District, Republic of Tatarstan, represented by General Director Andrey Igorevich Pavlovich acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part, hereinafter separately referred to as a “Party”, and jointly referred to as the “Parties”, taking into account the outcome of the visiting meeting of the Parties at the ORC Zelenodolsk facility, held on December 25, 2019, and the preceding correspondence between the Parties, have settled all the previously raised issues, to which effect they have executed this Supplementary Agreement No. 1 to the Preliminary Lease Agreement dated September 6, 2019 (hereinafter referred to as the “Agreement”) as to the follows:

1.    The Parties agreed to amend Clause 3.2.1. of the Agreement to read as follows:

“The time for granting the Lessee with access to Premises 1 shall be determined in accordance with the Scheme of Lessee’s access to the facility “Multi-Purpose Warehouse for Food and Non-Food Products, Located in Zelenodolsk, Moscow Region” (Appendix No. 1 to this Supplementary Agreement), specifically:

•	Distribution center within axes “1-15/Zh-M”, Phase 1 (one) — not later than May 15, 2020;

•	Area of fire-hazardous goods in axes “1/1-4/1N-R”, Phase 2 (two) — not later than May 30, 2020;

•	Distribution center within axes “1-15/V-Zh 3”, Phase 3 (three) — not later than June 15, 2020;

•	Distribution center within axes “1-15/A-V”, Phase 4 (four) — not later than June 30, 2020;

•	Administration building within axes “9/1-14/L/1-R”, Phase 5 (five) — not later than June 30, 2020.”

2.    The Parties decided to substitute Appendix No. 1.4 to the Agreement “Schedule and Interaction between the Parties”, amending it to read as Appendix No. 2 hereto.

3.    The Parties decided to substitute Appendix No. 1.5 to the Agreement “Construction Readiness of Premises as of the Date of Access”, amending it to read as Appendix No. 3 hereto.

4.    The remaining terms of the Agreement, not covered by this Supplementary Agreement, shall remain unchanged.

5.    This Supplementary Agreement shall form an integral part of the Agreement and come into effect on the date of its signing by the Parties.

6.    This Supplementary Agreement is executed in two (2) equally valid copies: one for the Lessor, and one for the Lessee.

7.    This Supplementary Agreement contains the following Appendices forming an integral part hereof. In case of any discrepancies between the provisions of this Supplementary Agreement and the appendices hereto, the provisions of this Supplementary Agreement shall prevail.

Appendix No. 1 — Scheme of Lessee’s access to the facility “Multi-Purpose Warehouse for Food and Non-Food Products, Located in Zelenodolsk, Moscow Region”

Appendix No. 2 — Schedule and Interaction between the Parties;

Appendix No. 3 — Construction Readiness of Premises as of the Date of Access.

8.    Addresses and details of the Parties:

the Lessor:

ORC Zelenodolsk 2 LLC

OGRN 1191690068459

INN 1648050437

Address: 3, premises 15-25, Promzona

Tekhnopolis Novaya Tura Street, Zelenodolsk,

Zelenodolsk District, Republic of Tatarstan,

422540.

The Lessee: Ozon Volga LLC OGRN 1191690053829 INN 1648050123 Address: 35, premise 2, floor 1, Lenina Street, Zelenodolsk, Zelenodolsk District, Republic of Tatarstan.

for the Lessor: /signature/ /Ye.A. Zakharov/	for the Lessee: /signature/ /A.I. Pavlovich/

/seal: ORC Zelenodolsk 2 Limited Liability Company INN 1648050437 OGRN 1191690068459 Republic Of Tatarstan, Russian Federation/	/seal: Ozon Volga Limited Liability Company INN 1648050123 OGRN 1191690053829 Zelenodolsk/

Supplementary Agreement No. 2

to Preliminary Lease Agreement

dated September 6, 2019.

Moscow	April 21, 2020

ORC Zelenodolsk 2 Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in the Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: August 22, 2019, OGRN 1191690068459, INN 1648050437, KPP 164801001, located at Zelenodolsk Industrial Site planning area, unit 334, floor 3, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its Director Yevgeny Alexandrovich Zakharov acting under the Articles of Association (hereinafter – “Lessor”), on the one part, and

Ozon Volga Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: June 28, 2019, OGRN 1191690053829, INN 1648050123, KPP 164801001, located at 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its General Director Andrey Igorevich Pavlovich (hereinafter – “Lessee”), on the other part, the specified entities may be hereinafter referred to separately as a “Party” and jointly as “Parties”, taking into consideration the results of the achieved agreements and for the reason of:

•	COVID-19 pandemic and measures for its containment, including changes in the applicable laws;

•	changes in the currency exchange rates;

•	growth of prices for works, materials, and equipment;

•	changes in the construction process, documentation, including development of the new topographical survey based on the results of the additional studies;

•

other circumstances having taken place before the date of making the Supplementary Agreement making the construction more expensive or complicated and potentially able to delay the construction, have made this Supplementary Agreement No. 2 to the Preliminary Lease Agreement dd. September 6, 2019 (hereinafter – the Agreement) as to the following:

1. Amend Section 1 of the Agreement to read as follows:

“1. GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Agreement, including the Preamble, shall have the following meanings:

“Access Certificate” means the certificate specified in Clause 4.2 confirming the fact of granting access to the Premises to the Lessee for the performing the Lessee’s Works to be signed by the Parties in the form of Appendix 2.1 to the Agreement;

“Certificate of Transfer for Use” means a document confirming the actual use of the Premises by the Lessee in accordance with their Intended Purpose from the ending date of the Access Date (at least four (4) months upon the date of signing the Access Certificate, but not earlier than receiving a commissioning permit by the Lessor) and until the date of signing the Acceptance Certificate for the Premises under the Long-term Lease Agreement by the Parties, to be signed by the Parties in the form of Appendix 2.2 to the Agreement;

“Acceptance Certificate” means a document confirming transfer of the Premises for actual possession and use by the Lessee and drawn up in the form of the Appendix to Long-term Lease Agreement 1 and Long-term Agreement 2, accordingly;

“Starting Date of the Lease Period” means the date of signing the Acceptance Certificate for the Premises by the Parties;

“Agreement” means this Agreement, including all the appendices and supplementary agreements hereto (if they are present or made by the Parties in the future);

“Long-term Lease Agreement” means Long-term Lease Agreement 1 and Long-term Lease Agreement 2;

1

“Long-term Lease Agreement 1” means a long-term agreement for lease of Premises 1 whose agreed revision is contained in Appendix 3 to the Agreement;

“Long-term Lease Agreement 2” means a long-term agreement for lease of Premises 2 to be agreed and made by the Parties with regard to Phase 2;

“EGRN” shall mean the Unified State Register of Immovable Property of the Russian Federation;

“Developer” / “Contractor” means a legal entity having all the required permits and authorizations and constructing the Building in accordance with the applicable law and the Agreement;

“Building” means the Phase 1 Building and the Phase 2 Building together or separately;

“Phase 1 Building” means the warehouse building/premises (main building) with the approximate total area of 38,012 sq. m to be constructed on the Land Plot according to the Terms of Reference (Appendix No. 1.3);

“Phase 2 Building” means the warehouse building/premises (main building) with the approximate total area of 36,680 sq. m to be constructed on the Land Plot according to the Terms of Reference (Appendix No. 1.3);

Land Plot 1, approximate area of 78,000 sq. m, land category: industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: warehouses, located at Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, to be formed by land plots with cadastral numbers: 16:00:000000:1496;    16:50:290601:60;

16:50:290601:61. The lease (sublease) or ownership right to the Land Plot will be registered in the Unified State Register of Immovable Property in the name of the Lessor, as provided for herein.

Land Plot 2, approximate area of 29,266 sq. m, land category: industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: parking spaces and checkpoints located at: Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, cadastral number: 16:00:000000:1495. The lease (sublease) to the Land Plot will be registered in the Unified State Register of Immovable Property in the name of the Lessor, as provided for herein.

Land Plot 3, approximate area of 8,053 sq. m, land category: industry, energy sector, transport, communication, radio broadcasting, television, informatics, space activities, defense, safety and other special purpose lands; permitted use type: parking spaces located at: Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, cadastral number: 16:50:290601:67. The lease (sublease) to the Land Plot will be registered in the Unified State Register of Immovable Property in the name of the Lessor, as provided for herein.

“Land Plot” – Land Plot 1, Land Plot 2, and Land Plot 3 hereinbefore, hereinafter referred to as the “Land Plot”;

For the purpose of this document the term “Land Plot” also includes any other land plots which may be formed out of it.

“Management Company” means Managing Company Industrial Park Zelenodolsk LLC (INN 1648045010) holding the land fund of the Complex on the long-term lease basis and implementing a set of measures for management and arrangement of interactions with its residents

“Cadastral Engineer” means an individual being a member of a self-regulating organization of cadastral engineers who carries out technical measurements of the Building and prepares a technical plan of the Building for the purpose of the state cadastral registration of the Building

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“Complex” means Zelenodolsk Industrial Park – land fund with infrastructure for location of industrial facilities located in the south-western sector of the road junction at the crossing of the M-7 Volga and R-175 Kazan – Yoshkar-Ola federal routes (coordinates 55.852325,48.848703).

“Checkpoint” means the checkpoint building to be constructed on the Land Plot;

“Minor Defects” means incomplete Lessor’s Works or those performed with poor quality which do not prevent from use and/or operation of the Premises in accordance with their Intended Purpose, as determined in Clause 2.6 of Appendix 3.

“Security Payment” means security payment in the meaning set by Article 381.1 of the Civil Code of the Russian Federation to be made by the Lessee to the Lessor within the timelines and on the conditions specified in Clause 7 of this Agreement;

“Lessor’s Works” means the totality of general construction and installation and other works to be performed by the Lessor on the Complex (Phase 1 and Phase 2) and preparation of the Premises for the Lessee’s Works and further operation of the Premises by the Lessor and the Lessee in accordance with the Certificate of Delineation of Operational Responsibility, pursuant to the conditions of the Long-term Lease Agreement. The period during which the Works shall be performed, the list of the Works, and the procedure for their performance are specified in the Agreement and Appendix 1.4 to the Agreement (Schedule and Interaction of the Parties).

“Lessee’s Works” means any works to be performed by the Lessee in the Premises, removable and permanent improvements provided by the Lessee (or on behalf of the Lessee) in the Premises in order to prepare them for the Lessee’s activities whose presence in the Premises are conditional upon the Lessee’s activities in the Premises in accordance with the Agreement.

“Force Majeure Events” means extraordinary, unforeseen and unavoidable circumstances under the given conditions, as defined in paragraph 3 of Article 401 of the Civil Code of the Russian Federation, by which the Parties shall, inter alia, mean extraordinary events or circumstances which the Party could neither foresee nor prevent by reasonable means, including, inter alia, natural calamities, wars, revolutions, rebellions, civil unrests, exercise by the State of the preemptive rights of acquisition in case of the nationwide emergency, nuclear explosion, radioactive or chemical contamination, as well as other circumstances being beyond reasonable control of the Parties and making it impossible to perform their obligations hereunder, provided that violation of obligations by the counterparties of the relevant Party, lack of funds (including cancellation and/or suspension of credit financing) and such financial circumstances, as currency exchange rate fluctuations or market value declines, shall not be deemed Force Majeure Events.

“Phase 2 Option” means provision of an irrevocable offer by the Lessor as an option offerer to the Lessee as an option holder to make a preliminary lease agreement with respect to Premises 2 on the conditions provided for by the Agreement, except Clause 8.1, and the irrevocable offer being an integral part of the Agreement;

“Phase 1” means the Phase 1 Building and all the other movable and immovable property whose list is determined in Appendix 1.1, 1.2, and 1.3 to the Agreement to be constructed by the Lessor (Developer) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Phase 2” means the Phase 2 Building and all the other movable and immovable property to be constructed by the Lessor (Developer) (after acceptance of the Phase 2 Option) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Use Fee” means the fee paid for use of the Premises from the date of signing the Certificate of Transfer for Use by the Parties, as specified in Clause 13.19 of the Agreement.

“Premises” means Premises 1 and Premises 2;

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“Premises 1” means all premises to be constructed under Phase 1; “Premises 2” means all premises to be constructed under Phase 2;

“Project” means construction by the Lessor (Developer) of Phase 1 and Phase 2 on the Land Plot and further long-term lease of the Phase 1 and Phase 2 facilities to the Lessee on the conditions determined in the Agreement and the Long-term Lease Agreement;“Major Defects” means incomplete Lessor’s Works or those performed with poor quality which prevent from use and/or operation of the Premises in accordance with their Intended Purpose, as determined in Clause 2.6 of Appendix 3 to the Agreement.

“Lease Period” means the lease period under Long-term Lease Agreement 1 specified in the Agreement;

“Terms of Reference” (“ToR”) means the document containing the list of requirements to the Buildings, Premises, the Land Plot, the Utilities, the project documentation, and the procedure for performance of construction and installation works of Phase 1 and Phase 2 specified in Appendix 1.3 to the Agreement.

If this Clause 1 of the Agreement does not contain definition of any capitalized term, this term will have the meaning assigned to it in the Long-term Lease Agreement.

2. Amend Clause 2.3 of the Agreement to read as follows:

“2.3.

The subject matter of the Long-term Lease Agreement 1 shall be lease of the following Phase 1 facilities with the total approximate areas of 38,012 sq. m (hereinafter together – “Premises 1”) fully compliant with the ToR by the Lessor to the Lessee:

1.1.1.	Warehouse premises with the approximate area of 19,560 sq. m (hereinafter – “Warehouse Premises 1”);

1.1.2.	Administrative and amenity and other auxiliary premises with the approximate area of 4,981 sq. m (hereinafter – “Office Premises 1”);

1.1.3.	Mezzanine premises with the approximate area of 10,740 sq. m (hereinafter – “Mezzanine 1”);

1.1.4.	Premises for storage of dangerous goods with the approximate area of 1,720 sq. m (hereinafter – “Hazardous Goods Area”);

1.1.5.	Technical premises with the approximate area of 111 sq. m (hereinafter – “Technical Premises”);

1.1.6.	Checkpoint with the approximate area of 900 sq. m;

1.1.7.	Parking space with the total number of 516 parking slots of which 467 parking slots for passenger vehicles and 49 – for trucks (hereinafter – “parking slot”).”

3. Amend Clause 2.12 of the Agreement to read as follows:

“2.12. The Parties have agreed construction of an additional road (junction) to the Project in accordance with the General Layout of the Complex with the cost of RUB eight million four hundred thousand (8,400,000), excluding VAT. The money for construction of the road (junction) shall be transferred by the Lessee to the Lessor’s settlement account on or prior to April 30, 2020; by payment of money for construction of the road (junction) the Lessee makes a lease payment for use of the road (junction) built using the Lessee’s funds for the whole lease period set by the Agreement, including any amendments, extensions, and renewals thereof.

4. Amend Clause 2.15.1 of the Agreement to read as follows:

“2.15.1. Taking into consideration the provisions of Articles 327.1 of the Civil Code of the Russian Federation, the Parties have agreed, only and solely subject to discharge of the Lessor’s obligations for granting the Lessee access to Premises 1 according to the Agreement in the revision of Supplementary Agreement No. 1 dd. January 22, 2020 and/or for leasing out

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Premises 1 to the Lessee within the timelines provided for by the Agreement and/or for receiving a permit for commissioning of thee Phase 1 Building and signing the Certificate of Transfer for Use, i.e. before August 30, 2020, to change the amount of the Basic Lease Payment (excluding VAT) based on the calculation by increasing it up to:

•

RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Warehouse Premises 1, including the additional lease rate of RUB five hundred (500) per 1 sq. m for non-standard improvements of the areas (reinforced floors, ventilation interconnections at 5 elevation mark levels);

•	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of Office Premises 1;

•	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Mezzanine 1;

•	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of the Hazardous Goods Area;

•	RUB two thousand fifty-nine (2,059) per year per one (1) sq. m of Technical Premises 1;

•	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Checkpoint Buildings.”

In case the Lessor delays discharge of its obligations for granting access to Premises 1 to the Lessee according to the Agreement in the revision of Supplementary Agreement No. 1 dd. January 22, 2020 and/or for leasing out Premises 1 to the Lessee within the timelines provided for by the Agreement and/or for receiving a permit for commissioning of the Phase 1 Building and signing the Certificate of Transfer for Use by August 30, 2020, by more than ten (10) business days, the Parties have agreed not to amend Clause 2.15.1 of the Agreement, not to change the Basic Lease payment amount, to leave Clause 2.15.1 of the Agreement unchanged in the revision effective before the date of making this Supplementary Agreement No. 2 to the Preliminary Agreement.

5. Amend Clause 2.15.4 of the Agreement to read as follows:

“2.15.4. Parking Fee calculated based on:

•	RUB seven thousand two hundred (7,200) per month (excluding VAT) per one (1) parking slot for a truck and

•	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle.

The Lessee is provided with 49 parking slots for trucks and 467 parking slots for passenger vehicles.

The Parties have agreed that the Parking Fee shall include use of the areas adjacent to the docks and the maneuvering areas.

6. Amend Clause 4.5.1. of Appendix No. 3 to the Agreement to read as follows:

“4.5.1. The Basic Lease Payment shall be calculated using the following rates (excluding VAT):

a)	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Warehouse Premises 1, i.e. RUB [●] ([●]) for the Warehouse Premises per month, excluding VAT;

b)	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Office Premises, i.e. RUB [●] ([●]) for the Office Premises per month, excluding VAT, as of the date of signing the Agreement;

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c)

RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of the Mezzanine, i.e. RUB [●] ([●]) for the Mezzanine Premises per month, excluding VAT, as of the date of signing the Agreement;

d)	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of the Hazardous Goods Area, i.e. RUB [●] ([●]) for the Premises of the Hazardous Goods Area per month, excluding VAT;

e)	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Checkpoint Buildings, i.e. RUB [●] ([●]) for the Checkpoint Buildings per month, excluding VAT;

f)	RUB two thousand fifty-nine (2,059) per year per one (1) sq. m of the Technical Premises, i.e. RUB [●] ([●]) for the Technical Premises per month, excluding VAT.”

In case the Lessor delays discharge of its obligations for granting access to Premises 1 to the Lessee according to the Agreement in the revision of Supplementary Agreement No. 1 dd. January 22, 2020 and/or for leasing out Premises 1 to the Lessee within the timelines provided for by the Agreement and/or for receiving a permit for commissioning of the Phase 1 Building and signing the Certificate of Transfer for Use by August 30, 2020, by more than ten (10) business days, the Parties have agreed not to amend Clause 4.5.1 of Appendix No. 3 to the Agreement, not to change the Basic Lease payment amount, to leave Clause 4.5.1 of Appendix No. 3 to the Agreement unchanged in the revision effective before the date of making this Supplementary Agreement No. 2 to the Preliminary Agreement.

7. Amend Clause 8.1 of the Agreement to read as follows:

“8.1 In case of violation of the timelines for granting access to the Premises to the Lessee specified in Clause 4.1 of the Agreement, the Lessee shall be entitled to claim payment of penalty in the amount of:

•

zero point five percent (0.5%) of the annual Lease Payment for each day of the delay, starting from the 10th day of the delay and until the 20th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

one percent (1%) of the annual Lease Payment for each day of the delay, starting from the 21st day of the delay and until the 30th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

one point three percent (1.3%) of the annual Lease Payment for each day of the delay, starting from the 31st day of the delay and until the 40th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

two percent (2%) of the annual Lease Payment for each day of the delay, starting from the 41st day of the delay and until the 70th day of the delay inclusive or until the date of elimination of the violation inclusive whichever is earlier;

•

two point five percent (2.5%) of the annual Lease Payment for each day of the delay, starting from the 71st day of the delay and until the date of elimination of the violation inclusive or until the date of termination of this Agreement whichever is earlier.”

8. The Parties decided to substitute Appendix No. 1.1 to the Agreement (General Layout), amending it to read as Appendix No. 1 hereto.

9. The remaining terms of the Agreement, not covered by this Supplementary Agreement, shall remain unchanged.

10. This Supplementary Agreement shall form an integral part of the Agreement and come into effect on the date of its signing by the Parties.

11. This Supplementary Agreement is executed in two (2) equally valid copies: one for the Lessor, and one for the Lessee.

12. In case of any discrepancies between the provisions of this Supplementary Agreement and the appendices hereto, the provisions of this Supplementary Agreement shall prevail. This Supplementary Agreement contains the following Appendices forming an integral part hereof.

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Appendix No. 1.1 – General Layout

The Lessor:

ORC Zelenodolsk 2 LLC

OGRN 1191690068459

INN 1648050437

Address:

Zelenodolsk Industrial Site planning area, unit

334, floor 3, Zelenodolsk 422540, Zelenodolsk

district, Republic of Tatarstan.

Director

ORC Zelenodolsk 2 LLC

/Signature/ Y.A. Zakharov

/seal: ORC Zelenodolsk 2 Limited Liability

Company Inn 1648050437 OGRN

1191690068459 Republic Of Tatarstan,

Russian Federation/

The Lessee:

Ozon Volga LLC

OGRN 1191690053829

INN 1648050123

Address:

35 Lenina Street, unit 2, floor 1, Zelenodolsk,

Zelenodolsk district, Republic of Tatarstan

Representative

Ozon Volga LLC

/Signature/ A.I. Pavlovich

/seal: Ozon-Volga Limited Liability

Company OGRN 1191690053829

Zelenodolsk/

7

Supplementary Agreement No. 3 to

PRELIMINARY LEASE AGREEMENT

dated September 6, 2019

Moscow	August 26, 2020

Wholesale Distribution Center Zelenodolsk 2 Limited Liability Company (ORC Zelenodolsk 2 LLC), a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in the Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: August 22, 2019, OGRN 1191690068459, INN 1648050437, KPP 164801001, located at Zelenodolsk Industrial Site planning area, building 3, unit 343, floor 3, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its Director Yevgeny Alexandrovich Zakharov acting under the Articles of Association (hereinafter – “Lessor”), on the one part, and

Ozon Volga Limited Liability Company, a legal entity established and carrying out its activities in accordance with the laws of the Russian Federation registered in Interdistrict Inspectorate of the Federal Tax Service No. 18 for the Republic of Tatarstan, date of registration: June 28, 2019, OGRN 1191690053829, INN 1648050123, KPP 164801001, located at 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan, represented by its General Director Alexander Vladimirovich Geil (hereinafter – “Lessee”), on the other part, the specified persons may hereinafter be separately referred to as a “Party” and jointly as the “parties”, taking into consideration the achieved agreements, have entered into this Supplementary Agreement No. 3 to the Preliminary Lease Agreement dd. September 6, 2019 in the revisions taking into consideration Supplementary Agreement No. 1 dd. January 22, 2020 and Supplementary Agreement No. 2 dd. April 21, 2020 (hereinafter – “Agreement”) without changing provisions of Clause 3.2 (except amendments to Clauses 3.2.1, 3.2.4, and 3.2.8 of the Agreement introduced by this Supplementary Agreement), Clause 4.8., Clause 8.1, and Clause 8.2 of the Agreement, retaining the rights, obligations, and responsibility provided for by the above-mentioned and other provisions of the Agreements, as to the following:

1.    The Parties have specifically agreed that inflation processes, financial crises, changes in the cost of Building construction, including an increase in the prices for works, materials, equipment, and machinery, impairment of the Lessor’s financial situation, changes in FX rates, COVID-19 pandemics and taking measures for fighting it, including changes in the applicable law, changes in the Building construction process, including development of the new topographical survey based on the results of the additional studies, and other circumstances making construction of the Building more expensive or complicated and potentially able to delay the Building construction, shall not be deemed by the Parties material changes in the circumstances in the meaning set in Article 451 of the Civil Code of the Russian Federation and shall not be force majeure events or reasons for changing the amount of the Lease Payment under the Agreement.

2.    The Parties hereby confirm that the Lease Payment rates on Phase 1 shall remain as agreed by the Parties in this Supplementary Agreement, the Lease Payment rates on Phase 2 shall remain as agreed by the Parties in the initial revision of the Agreement and shall not be changed for the reasons provided for in Clause 1 of this Supplementary Agreement and for any other reasons.

3.    Amend clause 2.16.2 of the Agreement to read as follows:

“2.16.2. Operating expenses calculated based on RUB six hundred sixty (660) per year per one (1) sq. m of Premises 2, excluding VAT. The list of the operating expenses is specified in Clause 4.3 of Appendix 3.”

4.    Amend clause 2.17.1 of the Agreement to read as follows:

“2.17.1. Starting from the date of signing the first Access Certificate for Phase 1, Phase 2 and until the date when full four (4) months are over, the Lessor shall charge and the Lessee shall pay the Variable Part of the Lease Payment and the Operating Expenses in the amount agreed by the Parties in Clause 2.15.2. and 2.16.2 of the Agreement.

The Operating Expenses shall have been paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

The Variable Part of the Lease Payment shall be paid within ten (10) banking days upon receipt by the Lessee of (but not before the end of the reporting month):

•	Invoice;

•	Universal Acceptance Certificate (UAC) for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility service consumed by the Lessee, calculation of the scope of the utility services consumed in accordance with the readings of the metering devices or, if applicable, by calculation of the area of the Premises in proportion to the Building area;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utility services (copies of the supporting documents from the utility providers).

The Reduced Lease Payment (50% of the Basic Lease Payment, the Operating Expenses, 50% of the Parking Fee, the Variable Part of the Lease Payment), 50% of the Phase 2 Option Payment shall be charged by the Lessor and paid by the Lessee, starting from the fifth (5th) month from the date of signing the first Access Certificate for Phase 1, accordingly, and until the start of the seventh (7th) month from the date of signing the first Access Certificate for Phase 1 by the Parties, accordingly. A mandatory condition for charging and paying the Reduced Lease Payment shall be receiving notarized copies of Permits for Commissioning of Phase 1 Buildings by the Lessee from the Lessor according to Clause 3.7 of the Agreement.

The Reduced Lease Payment (the Basic Lease Payment calculated using formula 1 provided in this Clause below, the Operating Expenses, the Parking Fee calculated using formula 2 provided in this Clause below, the Variable Part of the Lease Payment), the Phase 2 Option Payment shall be charged by the Lessor and paid by the Lessee, starting from the seventh (7th) month from the date of signing the first Access Certificate for Phase 1, accordingly, and until the start of the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1 by the Parties, accordingly. A mandatory condition for charging and paying the Reduced Lease Payment shall be receiving notarized copies of Permits for Commissioning of Phase 1 Buildings by the Lessee from the Lessor according to Clause 3.7 of the Agreement.

In the period from the seventh (7th) month from the date of signing the First Access Certificate for Phase 1 by the Parties, accordingly, and until the start of the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1 by the Parties, accordingly, the Lease Payment provided in Clause 2.15 of the Agreement shall be calculated, taking into consideration that the Basic Lease Payment amount provided by Clause 2.15.1 of the Agreement as a part of it, shall be calculated using formula 1 as follows:

A = ((X/12 * 11.5) + ((X /12 + (X / 12 / 100 * 4)) * 11.5)) / 24

where:

A is the amount of the Basic Lease Payment per month per one (1) sq. m in the period from the seventh (7th) month from the date of signing the First Access Certificate for Phase 1, Phase 2 by the Parties, accordingly, and until the start of the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1 by the Parties;

X is the amount of the Basic Lease Payment per year per one (1) sq. m provided for by Clause 2.15.1 of the Agreement;

“+” means the mathematical sign of addition.

“/” means the mathematical sign of division.

“*” means the mathematical sign of multiplication.

In the period from the seventh (7th) month from the date of signing the First Access Certificate for Phase 1 by the Parties, accordingly, and until the start of the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1 by the Parties, accordingly, the Lease Payment provided in Clause 2.15 of the Agreement shall be calculated, taking into consideration that the Parking Fee amount provided by Clause 2.15.4 of the Agreement as a part of it, shall be calculated using formula 2 as follows:

A = ((X / 12 * 11,5) + ((X / 12 + (X / 12 / 100 * 4)) * 11.5)) / 2

where:

A is the amount of the Parking Fee per month per one (1) parking slot in the period from the seventh (7th) month from the date of signing the First Access Certificate for Phase 1 by the Parties, accordingly, and until the start of the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1 by the Parties;

X is the amount of the Parking Fee per month per one (1) parking slot provided for by Clause 2.15.4 of the Agreement;

“+” means the mathematical sign of addition.

“/” means the mathematical sign of division.

“*” means the mathematical sign of multiplication.

Lease payment in full (Basic Lease Payment, Operating Expenses, Parking Fee, the Variable Part of the Lease Payment), the Phase 2 Option Payment shall be charged by the Lessor and paid by the Lessee starting from the thirty first (31st) month from the date of signing the first Access Certificate for Phase 1, respectively. A mandatory condition for charging and making the Lease Payment in full shall be receiving the registration authority’s acknowledgement of receipt of the documents for registration of the Long-term Lease Agreement by the Lessee from the Lessor.

2

The Basic Lease Payment, the Operating Expenses, the Parking Fee, and the Phase 2 Option Payment shall be paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.”

5.    Add Clause 2.18 with the following:

“- If, for the reason of any circumstances which depend on the Lessor, operation of the critical process units of the Lessee’s equipment (the sorting machine, any element of the conveyor system) stopped, resulting in a shutdown of the conveyor, the elevator equipment, if two or more elevators in the Premises have stopped functioning; if electric power was not supplied to the Premises (including from backup power sources – diesel generator units) – for at least sixty (60) minutes (at a time or in total) on any day, the Lessee is entitled to:

1)

suspend its activities in the Premises / part of the Premises by closing the Premises / part of the Premises. In this case the respective part of the Lease Payments from the date (inclusive) of the start of suspension of the Lessee’s activities in the Premises / part of the Premises, shall not be charged and paid for each day before opening the Premises / part of the Premises by the Lessee, due to elimination of the respective circumstances and, therefore, ability to resume operation of the critical process units of the Lessee’s equipment and restore the possibility of their full-scale operation, or

2)

continue to use the Premises / part of the Premises in accordance with their Intended Purpose, but the Parties hereby agree that the conditions of using the Premises / part of the Premises by the Lessee provided for herein will be significantly impaired, and, therefore, the amount of the respective part of the daily Lease Payment for the Premises / part of the Premises will be automatically reduced to fifty percent (50%) of the amount of the Lease Payment applicable on the starting date of the described circumstances and to zero percent (0%) for any further days until elimination of the respective circumstances.”

“- If for the reason of any circumstances beyond the Lessee’s control, one/several/all of the utility services, including water supply, water discharge, ventilation / air conditioning (in the non-heating season), heating (in the heating season) are missing in the Premises / part of the Premises for six (6) hours in the scope provided for herein and the loading and unloading area may not be used without hindrance or free access of trucks to the unloading area of the Premises from the place of junction to the common road is unavailable, the Lessee is entitled to:

1)

suspend its activities in the Premises / part of the Premises by closing the Premises / part of the Premises. In this case the respective part of the Lease Payments from the date (inclusive) of the start of suspension of the Lessee’s activities in the Premises / part of the Premises, shall not be charged and paid for each day before opening the Premises / part of the Premises by the Lessee, due to resumption of delivery of the specified utility services to the Premises / part of the Premises and resumption of the possibility of full-scale operation of the loading and unloading area, or

2)

continue to use the Premises / part of the Premises in accordance with their Intended Purpose, but the Parties hereby agree that the conditions of using the Premises / part of the Premises by the Lessee provided for herein will be significantly impaired, and, therefore, the amount of the respective part of the Lease Payment for the day during which the above-mentioned utility services were missing in the Premises / part of the Premises and/or operation of the loading and unloading area was impossible for six (6) hours during the day will be automatically reduced to fifty percent (50%) of the amount of the Lease Payment applicable on the starting date of the described circumstances and to zero percent (0%) for any further days until elimination of the respective circumstances.

The provisions specified in this Clause shall not be applied in case on no hot water supply due to the annual preventive maintenance, but for a period not exceeding fourteen (14) calendar days.”

“- If, for the reason of any circumstances depending on the Lessor, the median temperature in the Premises on any day is below + 18 °C or above + 25 °C for four (4) hours (at a time or in total), the Lessee shall pay to the Lessor the Lease Payment provided for in Clause 2.15/2.16 of the Agreement, taking into consideration that the amount of the Basic Lease Payment provided for in Clause 2.15.1/2.16.1 of the Agreement as a part of it shall be reduced; the amount of the Basic Lease Payment as a part of the Lease Payment for the Premises / part of the Premises where the median temperature is below + 18 °C or above + 25 °C, shall be calculated using the formula:

A = X / 365 * Y

where:

A is the amount of the daily Basic Lease payment calculated, taking into consideration the temperature deviations in the Premises, for the reason of any circumstances which depend on the Lesser, from the range of values between + 18 °C and + 25 °C;

X is the amount of the Basic Lease Payment per year per one (1) sq. m provided for by Clause 2.15.1/2.16.1 of the Agreement;

365 is the number of days per year;

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Y is a variable equal to 1 if the temperature deviation from the range between + 18 °C and + 25 °C in the Premises, for the reason of any circumstances which depend on the Lessor, is less than 2 °C; equal to 0.7 if the temperature deviation from the range between + 18 °C and + 25 °C in the Premises, for the reason of any circumstances which depend on the Lessor, is more than 2 °C, but less than 4 °C; equal to 0.4, if the temperature deviation from the range between + 18 °C and + 25 °C in the Premises, for the reason of any circumstances which depend on the Lessor, is more than 4 °C, but less than 6 °C; equal to 0.1, if the temperature deviation from the range between + 18 °C and + 25 °C in the Premises, for the reason of any circumstances which depend on the Lessor, exceeds 6 °C;

“/” means the mathematical sign of division.

“*” means the mathematical sign of multiplication.

For the purpose of this Clause of the Agreement, the Lessee shall, using its own efforts and at its cost, install metering devices in the Premises (at least 2 at each mezzanine level and at least 2 in each operational area (shipment dispatching, sorting area at the elevation of +5.00 in the concrete mezzanine and +10.00 in the concrete mezzanine), provide for keeping the temperature records log, provide for the possibility of the Lessor’s participation in taking readings and entering them into the temperature records log.

Presence of the change in the temperature specified in this Clause of the Agreement, being a reason for reduction of the Lease Payment shall be fixed by the Parties in a report to be signed by the Parties based on the results of taking the temperature readings together within four (4) hours upon appearance of the Lessor’s authorized representative. The Parties have specifically agreed that, in case of a refusal to sign the report or non-appearance of the Lessor’s authorized representative for taking the readings and signing the report within one (1) hour upon delivery to the Lessor of a notice (including by email) of the need to draw up a report, the Lessee may independently take the temperature readings and unilaterally sign the report. The Lessor hereby confirm that the report unilaterally signed by the Lessee shall be deemed equivalent to a bilateral report and shall be a sufficient reason for reduction of the Lease Payment amount.

The Parties have specifically agreed that the Lessee shall pay the Lessor the reduced Lease Payment in accordance with the rules provided for by this Clause of the Agreement, from the first day on which the changes of the median temperature below + 18 °C or above + 25 °C for four (4) hours (at a time or in total).

Signing any other reports by the Parties to confirm changes in the temperature being a reason for application of the rule for reduction of the Lease Payment specified in this Clause of the Agreement is not required.”

Existence of the above mentioned facts, which are grounds for application of the above mentioned rules, shall be recorded by a certificate signed by authorized representatives of both Parties or executed unilaterally in case one of the Parties refuses to sign thereof.

If one of the Parties refuses to sign the certificate or if representatives of such Party do not appear to sign thereof within three (3) hours after such Party has been notified (including by e-mail) on the need to execute the certificate, the other Party has the right to sign such certificate unilaterally, provided that the reasons and circumstances recorded in the certificate are supported by the readings of the equipment / by photo/video recording and the readings of the equipment/photo/video materials are attached to the certificate and sent by one Party to the other Party (which refused to sign the certificate) within one (1) business day upon execution thereof.”

The Parties have agreed to introduce the amendments described above in this Clause into the Long-term Lease Agreement to be made on the basis of the Agreement.

6.    Amend Clause 2.15.1 of the Agreement to read as follows:

“2.15.1 Basic Lease Payment calculated based on (excluding VAT):

•

RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Warehouse Premises 1, including the additional lease rate of RUB five hundred (500) per 1 sq. m for non-standard improvements of the areas (reinforced floors, ventilation interconnections at 5 elevation mark levels);

•	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of Office Premises 1;

•	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Mezzanine 1;

•	RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of the Hazardous Goods Area;

•	RUB two thousand fifty-nine (2,059) per year per one (1) sq. m of Technical Premises 1;

•	RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Checkpoint Buildings.”

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7.    Amend Clause 2.15.4 of the Agreement to read as follows:

“2.15.4. Parking Fee calculated based on:

•	RUB seven thousand two hundred (7,200) per month (excluding VAT) per one (1) parking slot for a truck and

•	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle.

The Lessee is provided with 49 parking slots for trucks and 467 parking slots for passenger vehicles.

The Parties have agreed that the Parking Fee shall include use of the areas adjacent to the docks and the maneuvering areas.”

8.    Amend Clause 4.5.1 of Appendix No. 3 to the Agreement to read as follows:

“4.5.1. The Basic Lease Payment shall be calculated using the following rates (excluding VAT):

(a)    RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of Warehouse Premises 1, i.e. RUB [●] ([●]) for the Warehouse Premises per month, excluding VAT;

    RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Office Premises, i.e. RUB [●] ([●]) for the Office Premises per month, excluding VAT, as of the date of signing the Agreement;

    RUB four thousand one hundred fifty nine (4,159) per year per one (1) sq. m of the Mezzanine, i.e. RUB [●] ([●]) for the Mezzanine Premises per month, excluding VAT, as of the date of signing the Agreement;

    RUB four thousand one hundred fifty-nine (4,159) per year per one (1) sq. m of the Hazardous Goods Area, i.e. RUB [●] ([●]) for the Premises of the Hazardous Goods Area per month, excluding VAT;

    RUB six thousand fifty-nine (6,059) per year per one (1) sq. m of the Checkpoint Buildings, i.e. RUB [●] ([●]) for the Checkpoint Buildings per month, excluding VAT;

(e)    RUB two thousand fifty-nine (2,059) per year per one (1) sq. m of the Technical Premises, i.e. RUB [●] ([●]) for the Technical Premises per month, excluding VAT.”

9.    The Parties agreed to amend Clause 3.2.1 of the Agreement to read as follows:

“The time for granting the Lessee with access to Premises 1 shall be determined in accordance with the Scheme of Lessee’s access to the facility “Multi-Purpose Warehouse for Food and Non-Food Products, Located in Zelenodolsk, Moscow Region” (Appendix No. 1 to Supplementary Agreement No. 1 dd. January 22, 2020), specifically:

•	Distribution center within axes “1-11/Zh-M”, Phase 1 – not later than May 30, 2020;

•	Fire Hazardous Goods Area in axes “1/1-4/1N-R”, Phase 2 – not later than August 25, 2020;

•	Distribution center within axes “1-11/V-Zh”, Phase 3 – not later than August 20, 2020;

•	Distribution center within axes “1-11/A-B”, Phase 4 – not later than August 25, 2020;

•	Administration building within axes “9/1-14/L/1-R”, Phase 5 – not later than September 1, 2020;

•	Concrete mezzanine area in axes “11-15/A-L” of Phase 6 – not later than September 1, 2020.

10.    The Parties have come to an agreement to set forth Clause 3.2.4 in the following revision: “The date of the Phase 1 Building commissioning is September 15, 2020 or earlier.”

11.    The Parties have agreed to eliminate Appendix 1.4 to the Agreement (Schedule and Interaction Between the Parties) and consider it invalidated starting from the date of this Supplementary Agreement.

12.    The Parties confirm that the date of signing Long-term Lease Agreement 1 shall be at least ten (10) business days from the date of registration of the Lessor’s title to the Phase 1 Building, as provided for by Clause 3.2.6 of the Agreement, and the Date of Submission of Long-term Lease Agreement 1 for State Registration shall be within five (5) business days upon signing Long-term Lease Agreement 1, as provided for by Clause 3.2.10 of the Agreement. If Long-term Lease Agreement 1 is not signed by the Parties within the timelines specified in the Agreement, the Parties shall formalize transfer of Premises 1 by a Certificate of Transfer for Use. The Parties have agreed to set forth Clause 3.2.8 of the Agreement as follows:

“The Use Fee shall be charged from the time of signing the Certificate of Transfer for Use and until signing the Acceptance Certificate, taking into consideration Clause 2.17.1 of the Agreement in the revision of Supplementary Agreement No. 3.” The Use Fee and Lease Payment charged subject to Clause 2.17.1 of the Agreement in the revision of Supplementary Agreement No. 3 shall be paid on the Date of Submission of Long-term

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Lease Agreement 2.17.1 for State Registration or later, subject to prior submission of the registration authority’s acknowledgement of receipt of the documents for registration of Long-term Lease Agreement 3 to the Lessee, as provided for by Clause 3.2.11 of the Agreement. The Parties take into consideration presence of the obligations provided for by Clause 4.8 of the Agreement, Clause 4.8.1 of Agreement, Clause 13.18 of the Agreement, the responsibility measures provided for in Clause 8.1 of the Agreement and Clause 8.2 of the Agreement.

13.    Amend Clause 13.19 of the Agreement to read as follows:

“For use of Premises 1, from the date of signing the Certificate of Transfer for Use for Premises 1 by the Parties, the Lessee shall be charged, taking into consideration Clause 2.17.1 of the Agreement in the revision of Supplementary Agreement No.3, the Use Fee for Premises 1 in accordance with the provisions of Appendix 3, i.e. Clause 3 (Composition and Amount of the Lease Payment. Security Payment) and Clause 4 (Procedure for Settlements). The Fixed Use Fee shall be calculated, taking into consideration Clause 2.17.1 of the Agreement in the revision of Supplementary Agreement No. 3 in the amount of and in the same way as the Fixed Part of the Lease Payment, taking into consideration Clause 2.17.1 of the Agreement in the revision of Supplementary Agreement No. 3, and the Variable Use Fee – in the amount of and in the same way as the Variable Part of the Lease Payment.”

14.    The remaining terms of the Agreement, not covered by this Supplementary Agreement, shall remain unchanged.

15.    This Supplementary Agreement shall form an integral part of the Agreement and come into effect on the date of its signing by the Parties.

16.    This Supplementary Agreement is executed in two (2) equally valid copies: one for the Lessor, and one for the Lessee.

The Lessor:

ORC Zelenodolsk 2 LLC

OGRN 1191690068459

INN 1648050437

Address:

Zelenodolsk Industrial Site planning area, building 3, unit 334, floor 3, Zelenodolsk 422540, Zelenodolsk district, Republic of Tatarstan.

The Lessee: Ozon Volga LLC OGRN 1191690053829 INN 1648050123 Address: 35 Lenina Street, unit 2, floor 1, Zelenodolsk, Zelenodolsk district, Republic of Tatarstan

Director ORC Zelenodolsk 2 LLC	Representative Ozon Volga LLC

/Signature/ Y.A. Zakharov	/Signature/ Geil A.V.

/seal: ORC Zelenodolsk 2 Limited Liability Company INN 1648050437 OGRN 1191690068459 Republic Of Tatarstan, Russian Federation/	/seal: Ozon Volga Limited Liability Company OGRN 1191690053829 Zelenodolsk, INN 1648050123/

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